As filed with the Securities and Exchange Commission on May 30, 2012
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_________________________________

MagneGas Corporation
 (Exact name of registrant as specified in its charter)

Delaware	3559	26-0250418
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Rainville Road
Tarpon Springs, FL 34689
(727) 934-3448
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Gregg E. Jaclin, Esq. Anslow & Jaclin LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Tel No.: (732) 409-1212 Fax No.: (732) 577-1188	Jonathan R. Zimmerman Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South 7th Street Minneapolis, MN 55402 Tel No.: (612) 766-7000 Fax No.: (612) 766-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum offering Price per share (2)	Proposed Maximum Aggregate offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share		$	$13,000,000	$1,489.80
Total				$1,489.80

(1)
This registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED May 30, 2012

Shares

MAGNEGAS CORPORATION
Common Stock

We are selling up to             shares of our common stock and the selling stockholders are selling           shares of our common stock.  We will not receive any proceeds from the sale of shares by the selling stockholders. The public offering price of the common stock is $         per share.

Our common stock is presently traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “MNGA.”  On May 29, 2012, the last sale price of our shares as reported by the OTCBB was $0.60 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to selling stockholders	$	$

The underwriter may also exercise its option to purchase from us up to an additional           shares, at the public offering price, less the underwriting discount, for 45 days after the date of this prospectus to cover over-allotments, if any.  In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriter in connection with this offering and to issue the underwriter a warrant to purchase up to a total of 5.0% of the shares of common stock sold in this offering at an exercise price per share of 115% of the price of the shares sold to the public in this offering. See “Underwriting” beginning on page 35.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver shares to purchasers on or about                     , 2012.

NORTHLAND CAPITAL MARKETS

The date of this prospectus is:                     , 2012

You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you.  We have not, and the underwriter has not, authorized any other person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

MagneGasTM and other trademarks or service marks of MagneGas Corporation appearing in this prospectus are the property of MagneGas Corporation. Trade names, trademarks and service marks of other companies appearing in this registration statement are the property of the respective owners.

We obtained industry and market data used throughout this prospectus through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, before making an investment decision. All references to “we,” “us,” “our,” and the “Company” mean MagneGas Corporation.

Our Company

We are an alternative energy company that creates and produces hydrogen-based alternative fuel through the gasification of liquid waste. We have developed a process which transforms various types of liquid waste through a proprietary plasma arc machine. The result of the process is to carbonize the waste for normal disposal. A byproduct of this process is to produce an alternative to natural gas currently sold in the metalworking market. We produce gas bottled in cylinders for the purpose of distribution to the metalworking market as an alternative to acetylene. Additionally, we market, for sale or licensure, our proprietary plasma arc technology (the “Plasma Arc Flow” or “Plasma Arc Flow System”). Through the course of our business development, we have established a retail and wholesale platform to sell our fuel for use in the metalworking and manufacturing industries. In 2010, we recognized our initial sale of a Plasma Arc Flow unit and are continuing efforts to sell or lease additional equipment to end users. We reported a net loss of $2,937,062 for the fiscal year ended December 31, 2011 as compared to a net income of $23,600 for the fiscal year ended December 31, 2010 and a net loss of $694,362 for the three months ended March 31, 2012 compared to a net loss of $215,413 for the three months ended March 31, 2011. We currently use approximately $250,000 per month to fund our operations.

Our Industry

We focus our efforts on producing and selling fuel and equipment for the metalworking fuel market. This market is currently dominated by acetylene. Acetylene is a gas that is considered toxic, emits soot when it burns and can be volatile. In recent months, several acetylene production plants have exploded, causing a shortage of acetylene and raising prices. MagneGasTM fuel (“MagneGas”) on the other hand, emits oxygen when it burns and independent users have rated MagneGas as a cleaner alternative to acetylene.

According to a recent report on the global market for metalworking gasses by the Freedonia Group, it was reported that “demand for industrial gases in metal welding and fabrication markets is projected to increase 8.6 percent per year to $5.6 billion in 2014. Gains will be driven primarily by expanding industrial production and construction activity. As a result, the greatest opportunities for growth will emerge in China, India and other developing economies, where industrialization is proceeding most rapidly and where further infrastructural development is key to sustained economic growth. Western Europe, North America and Japan will remain the largest consumers of industrial gases for welding and fabrication markets, although growth opportunities will not equal those of developing economies.”

Our Competitive Strengths

Patented, sustainable, disruptive technology and fuel source – Our patented Plasma Arc Flow System recycles liquid waste through a patented process, producing a hydrogen-based fuel called MagneGas, which the we believe can become, among other things, a replacement for acetylene.

World class technology team – We are led by our Chief Executive Officer and Chief Scientist Dr. Santilli, who has been nominated for Nobel Prizes in Physics and Chemistry. He is a former professor at both Harvard and Massachusetts Institute of Technology. He has received numerous Department of Energy research grants for the development of chemically unique clean fuel.  Dr. Santilli will retire as Chief Executive Officer of our Company effective June 15, 2012, but will remain as Chairman of our board of directors and as an employee of the Company as Chief Scientist.

Immediate commercial applications – Our MagneGas and Plasma Flow Arc technology are now both selling in the United States and globally. We expect our disruptive technology to displace current fuel gases such as acetylene.

Multiple revenue channels – We earn revenue from both clean fuel sales (domestic) and big-ticket sales of equipment (international).

Rapid growth potential – We expect to grow revenue through rapid growth in production and sales of MagneGas in the acetylene and natural gas markets, as well as through our international licensing agreement in China.

Our Growth Strategies

Our current focus is to continue the penetration achieved to date by MagneGas, primarily as an alternative for acetylene, into the global market for metalworking and fabrication gasses, a market which is projected to grow more than 8% annually to $5.6 billion by 2014.

Our top priority is to grow sales of MagneGas primarily through an expanding network of established industrial gas distributors and strategic customers. We have distributors in Pennsylvania, Michigan and Florida. We also have a retail operation in Florida selling fuel directly to end users. We have obtained approval from the Department of Transportation to deliver fuel in Florida and currently have several customers purchasing fuel directly.

Even at current, early stage, modest production rates, we believe we can sell MagneGas for 20% to 30% less than acetylene. We project that this economic advantage over acetylene will become greater as production scales up to meet the demand that is already in the pipeline.

And while MagneGas costs are expected to decrease with scaling, some welding industry participants project that the cost of acetylene will rise due to the increasing costs of the calcium carbide from which acetylene is derived. Furthermore, increasingly stringent health and safety regulations will further constrain the production and use of acetylene. In short, we believe the negative economic and regulatory forces acting on acetylene contribute to the beneficial conditions and timing for the adoption of MagneGas as a substitute product.

We plan to expand through the use of direct marketing, exhibiting at trade events and networking opportunities. We plan to expand retail operations in Florida by leveraging existing customers for industry introductions. In the remainder of the United States, we plan to install filling stations in various geographically favorable locations and sell fuel to existing welding fuel distributors for quicker market penetration. In countries outside of the United States, we plan to conduct web-based marketing campaigns and attend industry events to attract potential equipment buyers. Those buyers are expected to purchase or lease equipment from us to produce fuel and sell that fuel to market while paying a royalty to us.

Our Products

We currently have two products: MagneGas and the machines that produce that gas known as Plasma Arc Flow refineries.

Fuel

We currently produce MagneGas for the metalworking market from a feedstock of virgin ethylene glycol (automotive anti-freeze), which is purchased in bulk from outside suppliers. This is a temporary measure while we secure the permits required to process and handle post-consumer waste feedstock such as ethylene glycol and eventually municipal streams such as sewage and sludge.

MagneGas is hydrogen-based and can be used to replace natural gas. It is currently sold as a replacement for acetylene in the metalworking market.

MagneGas is comprised of approximately 65% hydrogen, carbon monoxide, carbon dioxide and other trace gases. It is stored in hydrogen cylinders which are then sold to market. We believe we can sell the cylinders at a 20% to 30% lower price than acetylene.

Equipment

The Plasma Arc Flow System can gasify many forms of liquid waste such as ethylene glycol, sewage and sludge.

Plasma Arc Flow refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow refineries range in price from $1 million to $3 million. A 200kw refinery was sold in 2010 to a customer in China for $1.855 Million.

The patented Plasma Arc Flow System is based on the flow of a carbon-rich, liquid feedstock through an electric arc between two electrodes submerged in the feedstock. The arc decomposes the liquid molecules into atoms and forms an ultra-high temperature plasma around the tips of the electrodes which sterilizes any waste matter. The Plasma Arc Flow System also controls the formation of MagneGas, a hydrogen-rich fuel, which bubbles to the surface of the refining vessel for easy collection and subsequent compression. In this way, liquid waste streams or oils are converted into MagneGas with minimal by-products such as sterilized water (if using sewage as feedstock) and only a small amount of carbonaceous precipitates or other inert solids which are strained out for periodic removal and disposal.

The Offering

Common stock offered by MagneGas Corporation	shares.

Common stock offered by selling stockholders	shares.

Offering Price	$ per share for common stock.

Shares of common stock outstanding before the offering	176,341,916 shares of common stock. The Company will be undertaking a reverse stock split, which may take effect prior to the closing of this offering.

Shares of common stock outstanding after the offering	shares of common stock.

Use of Proceeds
We estimate that we will receive net proceeds of approximately $             from the sale by us of shares of our common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will use the net proceeds from this offering to further develop our products and operations, for working capital and other general corporate purposes. We will not receive any of the proceeds from the sale of the shares being offered by shareholders in this prospectus. See the section entitled “Use of Proceeds.”

Risk Factors	The common stock and warrants offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

OTCBB Symbol	“MNGA.”

The number of shares of our common stock outstanding after this offering is based on 176,341,916 shares outstanding as of May 25, 2012, and excludes:

•	Warrants to purchase up to 557,143 shares of common stock for exercise prices of between $0.15 and $0.21.
•	Warrants to purchase up to 20,453,125 shares of common stock for exercise prices of between $0.25 and $0.30.
•	Warrants to purchase up to 10,676,875 shares of common stock for an exercise price of $0.40.
•	Options to purchase 9,000,000 shares of common stock for an exercise price of $0.15.

Except where we otherwise state, the information we present in this prospectus reflects no exercise by the underwriter of the over-allotment option and no options, warrants or shares of stock issued after May 25, 2012 except for the securities described in the preceding paragraph. All information in this prospectus assumes that number of shares we offer remains the same as described on the cover page of this prospectus and that the shares we issue and sell in this offering will be sold at a price to the public of $        share.

Corporate Information

Our principal executive offices are located at 150 Rainville Road, Tarpon Springs, FL 34689 and our telephone number is (727) 934-3448. Our website address is www.magnegas.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Relating to the Company’s Business

We have a limited operating history and there can be no assurance that we can achieve or maintain profitability.

We have a limited operating history that can be used to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small business. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

Our ability to achieve and maintain profitability and positive cash flow will be dependent upon:

•	management’s ability to maintain the technology and skills necessary for our fuel conversion services;
•	our ability to keep abreast of the changes by the government agencies and law particularly in the areas of intellectual property and environmental regulation;
•	our ability to attract customers who require the products and services we offer;
•	our ability to generate revenues through the sale of our products and services to potential clients; and
•	our ability to manage the logistics and operations of the Company and the distribution of our products and services.

We have had operating losses since formation and expect to incur net losses for the near term.

We reported a net income of $23,600 for the fiscal year ended December 31, 2010 and a net loss of $2,907,062 for the fiscal year ended December 31, 2011. We also reported a net loss of $694,362 for the three months ended March 31, 2012 compared to a net loss of $215,413 for the three months ended March 31, 2011.  We anticipate that we will lose money in the near term and we may not be able to achieve profitable operations. In order to achieve profitable operations we need to secure sales of fuel and Plasma Arc Flow System. The majority of our revenue in 2010 was the result of a one-time sale of a refinery to our partner in China for the Municipal Wastewater market. However, since that time, we determined that better opportunities exist in the metalworking market to generate revenue in the immediate term. As a result, we have shifted our focus from selling refineries for sewage treatment to generating recurring revenue in metalworking fuel sales. This has resulted in a drop in revenue from 2010 to 2011 as we ramp up sales in this new market. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

The growth of our business depends upon the development and successful commercial acceptance of our products.

We depend upon a variety of factors to ensure that our MagneGas and Plasma Arc Flow System are successfully commercialized, including timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing, and customer service. Because of the complexity of our products, significant delays may occur between development, introduction to the market and volume production phases.

The development and commercialization of MagneGas and Plasma Arc Flow System involves many difficulties, including:

•	retention and hiring of appropriate operational, research and development personnel;
•	determination of the products’ technical specifications;
•	successful completion of the development process;
•	successful marketing of MagneGas and Plasma Arc Flow System and achieving customer acceptance;
•	managing inventory levels, logistics and operations; and
•	additional customer service and warranty costs associated with supporting product modifications and/or subsequent potential field upgrades.

We must expend significant financial and management resources to develop and market our MagneGas and Plasma Arc Flow System. We cannot assure that we will receive meaningful revenue from these investments. If we are unable to continue to successfully develop or modify our products in response to customer requirements or technological changes, or our products are not commercially successful, our business may be harmed.

The possibility of a global financial crisis may significantly impact our business and financial condition and our ability to attract customers to our relatively new technology for the foreseeable future.

The turmoil in the global financial system may adversely impact our ability to raise capital, invest in the development and refinement of our technology and to successfully market it to new customers. We may face increasing challenges if conditions in the financial markets do not improve over time. Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have a material negative impact on our flexibility to react to changing economic and business conditions. The economic situation could have a material negative impact on our ability to attract new customers willing to try our alternative fuel products or purchase our technology.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue.

Failure to obtain operating permits, or otherwise to comply with federal and state regulatory and environmental requirements, could affect our abilities to market and sell MagneGas and the Plasma Arc Flow System and could have a material adverse affect on our business and operations.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. In as much as we intend to market the Plasma Arc Flow System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that we will be able to obtain or maintain, required permits and approvals, that new or more stringent environmental regulations will not be enacted or that if they are, that we will be able to meet the stricter standards.

Our technology is unproven on a large-scale industrial basis and could fail to perform in an industrial production environment.

The Plasma Arc Flow System has never been utilized on a large-scale industrial basis. All of the tests that we have conducted to date with respect to our technology have been performed on limited quantities of liquid waste, and we cannot assure you that the same or similar results could be obtained on a large-scale industrial basis. We cannot predict all of the difficulties that may arise when the technology is utilized on a large-scale industrial basis. In addition, our technology has never operated at a volume level required to be profitable. As our product is an alternative to acetylene, the unstable price of acetylene will impact our ability to become profitable and to sell cost competitive fuel. It is possible that the technology may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that this technology will perform successfully on a large-scale commercial basis, that it will be profitable to us or that our MagneGas will be cost competitive in the market.

Our future success is dependent, in part, on the performance and continued service of Scott Wainwright, Dr. Ruggero Maria Santilli, and other key personnel. Without their continued service, we may be forced to interrupt our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Scott Wainwright, our President and Dr. Ruggero Maria Santilli, currently our Chief Executive Officer and as of June 15, 2012, our Chief Scientist. Scott Wainwright has developed strategic relationships in our industry that are critical to our success and has obtained knowledge of our product that will take substantial time to replace. Dr. Santilli is the inventor of the technology and the chief scientist at our Company and as such his knowledge of the intellectual property associated with the development and implementation of our technology is critical to our success. The loss of either of their services would delay our business operations substantially.

Our related party transactions may cause conflicts of interests that may adversely affect our business.

Our intellectual property was purchased through a related party transaction with Hyfuels, Inc, who through the transaction became a stockholder of our Company. We currently lease our building through a related party transaction with a company wholly owned by Dr. and his spouse and director of our Company, Carla Santilli. We own a 20% interest in MagneGas Europe, a company whose Chief Executive Officer and major stockholder is Ermanno Santilli, our Executive Vice President of International Relations and the son of Dr. Santilli. In addition, Dr. Santilli has personally contributed a small refinery for our use and we have received various small notes and loans from related parties, all of which have been paid in full. As of June 15, 2012, Ermanno Santilli will succeed Dr. Santilli as Chief Executive Officer of our Company and will no longer serve as Chief Executive Officer of MagneGas Europe.

We believe that these transactions and agreements that we have entered into with these affiliates are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and these affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to raise capital or to do business.

The success of our business depends, in part, upon proprietary technologies and information which may be difficult to protect and may be perceived to infringe on the intellectual property rights of third parties.

We believe that the identification, acquisition and development of proprietary technologies are key drivers of our business. Our success depends, in part, on our ability to obtain patents, maintain the secrecy of our proprietary technology and information, and operate without infringing on the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that the patents that provide us with competitive advantages will not be challenged by third parties, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

In order to successfully commercialize our proprietary technologies, it is possible that we may need to acquire licenses to use, or to contest the validity of, issued or pending patents. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party's patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to the protection afforded by patents, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any such breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We have the potential risk of product liability which may subject us to litigation and related costs.

Our Plasma Arc Flow System may be utilized in a variety of industrial and other settings, and may be used to handle materials resulting from the user's generation of liquid waste and the creation of a compressed hydrogen based fuel for distribution to end customers. The equipment, cylinders and gas will therefore be subject to risks of breakdowns and malfunctions. There is also inherent risk in the compression, transportation and use of MagneGas. It is possible that claims for personal injury and business losses arising out of these risks, breakdowns and malfunctions will occur. Our insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

Because we are smaller and have fewer financial and other resources than many alternative fuel companies, we may not be able to successfully compete in the very competitive alternative fuel industry.

Fuel is a commodity. There is significant competition among existing alternative fuel producers. Our business faces competition from a number of producers that can produce significantly greater volumes of fuel than we can or expect to produce, producers that can produce a wider range of fuel products than we can, and producers that have the financial and other resources that would enable them to expand their production rapidly if they chose to. These producers may be able to achieve substantial economies of scale and scope, thereby substantially reducing their fixed production costs and their marginal productions costs. If these producers are able to substantially reduce their marginal production costs, the market price of fuel may decline and we may be not be able to produce biogas at a cost that allows us to compete economically. Even if we are able to operate profitably, these other producers may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on the market price of our common stock.

Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations may suffer.

Liquid waste disposal and fuel production involves the discharge of potential contaminants into the water and air and is subject to various regulatory and safety requirements. As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the various states. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our production plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the plants arising from air or water discharges. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs resulting therefrom could significantly increase our operating costs.

As MagneGas is new to the metalworking market, it may take time for the industry to adapt to it. In addition, the economy may adversely impact consumption of fuel in the metalworking market making it more difficult for us to sell our product.

MagneGas is a replacement for acetylene for the metalworking market. As this is a new product in the industry, it may take time for end users to consider changing from acetylene to MagneGas and as such this may adversely impact our sales. In addition, consumption for fuel in the metalworking market is highly dependent on the economic conditions of the manufacturing industry and as such adverse conditions in the economy may also negatively impact our ability to sell our fuel to market.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could harm our operating results.

There is significant competition among existing alternative fuel producers.  Some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could have a material adverse effect on our business, operating results and financial condition.

Because our long-term plan depends, in part, on our ability to expand the sales of our solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We have limited experience operating in foreign jurisdictions. We continue to explore opportunities for joint ventures internationally.  Our inexperience in operating our business outside of North America increases the risk that our current and any future international expansion efforts will not be successful. Conducting international operations subjects us to new risks that, generally, we have not faced in the United States, including:

•	fluctuations in currency exchange rates;
•	unexpected changes in foreign regulatory requirements;
•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
•	difficulties in managing and staffing international operations;
•	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;
•	localization of our solutions, including translation into foreign languages and associated expenses;
•	the burdens of complying with a wide variety of foreign laws and different legal standards, including laws and regulations related to privacy;
•	increased financial accounting and reporting burdens and complexities;
•	political, social and economic instability abroad, terrorist attacks and security concerns in general; and
•	reduced or varied protection for intellectual property rights in some countries.

Risks Related to our Common Stock:

Our common stock is quoted only on the OTCBB, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCBB. The OTCBB is a significantly more limited market than the New York Stock Exchange or the NASDAQ Stock Market. The quotation of our shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Although we intend to apply to list our shares of common stock on the NYSE MKT (formerly NYSE Amex), there can be no assurance that our application will be approved and there can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. Even if our application to list our common stock on the NYSE MKT is approved, there is no assurance that there would be an increase in the trading volume of our common stock. As a consequence, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history, lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

Future sales of our common stock in the public market by management or our large stockholders could lower our stock price.

Our largest stockholders (each of whom has a representative on our board of directors or is on the board of directors themselves), together with the other members of our board of directors and our executive officers, collectively beneficially own 54.6% of our outstanding common stock. If our officers, directors and current stockholders sell, or indicate intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock may decline significantly. Additionally, 96,321,001 shares of our common stock issued to our officers, directors and 10% shareholders that will be outstanding immediately after completion of this offering will become eligible for sale in the public markets from time to time, subject to restrictions under the Securities Act of 1933, as amended (“Securities Act”) following the expiration of lock-up agreements entered into for the benefit of the underwriters by the holders of the common stock, including our directors and executive officers.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock now or in the future.

Although our common stock is quoted on the OTCBB, our shares of common stock are very thinly traded, and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We intend to list our common stock on NYSE MKT in conjunction with this offering, however, there can be no guarantee that such listing shall be achieved at any time.

The members of our board of directors, their affiliates and our executive officers, as stockholders, control our Company.

Our largest stockholders (each of whom has a representative on our board of directors or is on the board of directors themselves) together with the other members of our board of directors and our executive officers, as stockholders, collectively beneficially own 58.4% of our outstanding common stock. As a result of this ownership, they have the ability to significantly influence all matters requiring approval by stockholders of our Company, including the election of directors. In particular, Dr. Santilli, Chairman of the board of directors, beneficially owns 38.5% of our outstanding common stock and Allen Feng, a director of our Company, beneficially owns 12.5% of our outstanding common stock. As a result, Messrs. Santilli and Feng beneficially own an aggregate of 50.8% of our outstanding stock and have the ability to significantly influence all matters requiring approval by stockholders of our Company. In addition to ownership of our common stock, Dr. Santilli and his spouse Carla Santilli beneficially own 100% of our outstanding 1,000,000 shares of preferred stock, which entitles Dr. Santilli and Carla Santilli to voting rights in the aggregate of 100,000,000,000 votes.  This concentration of ownership also may have the effect of delaying or preventing a change in control of our Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts currently do not cover our common stock and may not do so in the future. Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume. If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

Future issuance of our common stock could dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse affect on the market price of our common stock.

The application of the Securities and Exchange Commission’s “penny stock” rules to our common stock could limit trading activity in the market, and our stockholders may find it more difficult to sell their stock.

Our common stock is currently trading at less than $5.00 per share and is therefore subject to the Securities and Exchange Commission’s (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of this offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes. We may spend or invest these proceeds in a way with which our stockholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), or (iv) any other action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions described above. This forum selection provision may limit our stockholders’ ability to obtain a judicial forum that they find favorable for disputes with us or our directors, officers or other employees or stockholders.

Our certificate of incorporation, bylaws and the Delaware General Corporation Law may delay or deter a change of control transaction.

Certain provisions of our certificate of incorporation and bylaws may have the effect of deterring takeovers, such as those provisions authorizing our board of directors to issue, from time to time, any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock; prohibiting stockholders from acting by written consent in lieu of a meeting; requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; prohibiting stockholders from calling a special meeting of stockholders; requiring a 66 2/3% majority stockholder approval in order for stockholders to amend certain provisions of our certificate of incorporation or bylaws or adopt new bylaws; providing that, subject to the rights of preferred shares, the directors will be divided into three classes and the number of directors is to be fixed exclusively by our board of directors; and providing that none of our directors may be removed without cause. Section 203 of the DGCL, from which we did not elect to opt out, provides that if a holder acquires 15% or more of our stock without prior approval of our board of directors, that holder will be subject to certain restrictions on its ability to acquire us within three years. These provisions may delay or deter a change of control of us, and could limit the price that investors might be willing to pay in the future for shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

We estimate that we will receive up to $           in net proceeds from the sale of shares in this offering, based on an assumed price of $       per share and after deducting estimated underwriter fees and offering expenses payable by us.  We will use the net proceeds from this offering to further develop our products and operations, for working capital and other general corporate purposes.

We will not receive any of the proceeds from the sale of the shares being offered by shareholders in this prospectus.

DILUTION

If you purchase shares in this offering, your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $        per share and the as adjusted net tangible book value per share of our common stock immediately following this offering.

Our net tangible book value as of March 31, 2012 was approximately $8,104,304, or approximately $0.05 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of March 31, 2012.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of                shares in this offering at an assumed public offering price of $per share, and after deducting the estimated underwriting discount and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2012 would have been $         million, or $          per share. This represents an immediate increase in net tangible book value of $           per share to existing stockholders and an immediate dilution in net tangible book value of $per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed public offering price per share	$
Net tangible book value per share as of March 31, 2012	$
Increase in net tangible book value per share attributable to new investors	$
AdjustedNet tangible book value per share as of March 31, 2012, after giving effect to the offering	$
Dilution per share to new investors in the offering	$

The foregoing illustration does not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock. A $1.00 increase or decrease in the assumed public offering price would increase or decrease the estimated net proceeds we receive from this offering by $         , assuming the number of shares we offer, as set forth on the cover of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock is quoted on the OTCBB under the symbol “MNGA.” The OTCBB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCBB equity security generally is any equity that is not listed or traded on a national securities exchange. The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTCBB quotation service. These bid prices represent prices quoted by broker-dealers on the OTCBB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Fiscal 2012		Fiscal 2011		Fiscal 2010
	High	Low	High	Low	High	Low

First Quarter (January 1 - March 31)	$0.30	$0.19	$0.15	$0.12	$0.22	$0.065
Second Quarter (April 1 - June 30)	$-	$-	$0.21	$0.125	$0.20	$0.07
Third Quarter (July 1 - September 30)	$-	$-	$0.28	$0.20	$0.28	$0.075
Fourth Quarter (October 1 - December 31)	$-	$-	$0.27	$0.18	$0.28	$0.11

We intend to submit an application to list our common stock on NYSE MKT in conjunction with this offering; however, there can be no guarantee that such listing application will be approved. Additionally, in conjunction with the listing application, the Company intends to effect a reverse stock split, which may be effected prior to the closing of this offering.  The ratio of the intended reverse stock split has not yet been determined.

Holders of Common Stock

As of May 25, 2012, there were approximately 324 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record. On May 29, 2012, the last reported sale price per share for our common stock as reported by the OTCBB quotation service was $0.60 per share.

Dividends

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

PENNY STOCK CONSIDERATIONS

Our common stock is currently trading at less than $5.00 per share and is therefore subject to the SEC’s penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

DESCRIPTION OF BUSINESS

Our Company

We are an alternative energy company that creates and produces hydrogen-based alternative fuel through the gasification of liquid waste. We have developed a process which transforms various types of liquid waste through a proprietary plasma arc machine. The result of the product is to carbonize the waste for normal disposal. A byproduct of this process is to produce an alternative to natural gas currently sold in the metalworking market. We produce gas bottled in cylinders for the purpose of distribution to the metalworking market as an alternative to acetylene. Additionally, we market, for sale or licensure, our proprietary plasma arc technology. Through the course of our business development, we have established a retail and wholesale platform to sell our fuel for use in the metalworking and manufacturing industries. In 2010, we recognized our initial sale of a Plasma Arc Flow unit and are continuing efforts to sell or lease additional equipment to end users.

History

MagneGas Corporation was organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc, for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased by Clean Energies Tech Co., a private company owned by Dr. Santilli. Following this stock purchase, our name was changed to MagneGas Corporation.

Our Industry

We focus our efforts on producing and selling fuel and equipment for the metalworking fuel market. This market is currently dominated by acetylene. Acetylene is a gas that is considered toxic, emits soot when it burns and can be very volatile. In recent months, several acetylene production plants have exploded, causing a shortage of acetylene and raising prices. MagneGas on the other hand, emits oxygen when it burns and independent users have rated MagneGas as a cleaner alternative to acetylene.

According to a recent report on the global market for metalworking gasses by the Freedonia Group, “demand for industrial gases in metal welding and fabrication markets is projected to increase 8.6 percent per year to $5.6 billion in 2014. Gains will be driven primarily by expanding industrial production and construction activity. As a result, the greatest opportunities for growth will emerge in China, India and other developing economies, where industrialization is proceeding most rapidly and where further infrastructural development is key to sustained economic growth. Western Europe, North America and Japan will remain the largest consumers of industrial gases for welding and fabrication markets, although growth opportunities will not equal those of developing economies.”

Our Competitive Strengths

Patented, sustainable, disruptive technology and fuel source – Our patented Plasma Arc Flow System recycles liquid waste through a patented process, producing a hydrogen-based fuel called MagneGas, which the we believe can become, among other things, a replacement for acetylene.

World class technology team – We are led by our Chief Executive Officer and Chief Scientist Dr. Santilli, who has been nominated for Nobel Prizes in Physics and Chemistry. He is a former professor at both Harvard and Massachusetts Institute of Technology. He has received numerous Department of Energy research grants for the development of chemically unique clean fuel.  Dr. Santilli will retire as Chief Executive Officer of our Company effective June 15, 2012, but will remain as Chairman of our board of directors and as an employee of the Company as Chief Scientist.

Immediate commercial applications – Our MagneGas and Plasma Flow Arc technology are now both selling in the United States and globally. We expect our disruptive technology to displace current fuel gases such as acetylene.

Multiple revenue channels – We earn revenue from both clean fuel sales (domestic) and big-ticket sales of equipment (international).

Rapid growth potential – We expect to grow revenue through rapid growth in production and sales of MagneGas in the acetylene and natural gas markets, as well as through our international licensing agreement in China.

Our Growth Strategies

Our current focus is to continue the penetration achieved to date by MagneGas, primarily as an alternative for acetylene, into the global market for metalworking and fabrication gasses, a market which is projected to grow more than 8% annually to $5.6 billion by 2014.

Our top priority is to grow sales of MagneGas primarily through an expanding network of established industrial gas distributors and strategic customers. We have distributors in Pennsylvania, Michigan and Florida. We also have a retail operation in Florida selling fuel directly to end users. We have obtained approval from the Department of Transportation to deliver fuel in Florida and currently have several customers purchasing fuel directly.

Even at current, early stage, modest production rates, we believe we can sell MagneGas for 20% to 30% less than acetylene. We project that this economic advantage over acetylene will become greater as production scales up to meet the demand that is already in the pipeline.

And while MagneGas costs are expected to decrease with scaling, some welding industry participants project that the cost of acetylene will rise due to the increasing costs of the calcium carbide from which acetylene is derived. Furthermore, increasingly stringent health and safety regulations will further constrain the production and use of acetylene. In short, we believe the negative economic and regulatory forces acting on acetylene contribute to the beneficial conditions and timing for the adoption of MagneGas as a substitute product.

We plan to expand through the use of direct marketing, exhibiting at trade events and networking opportunities. We plan to expand retail operations in Florida by leveraging existing customers for industry introductions. In the remainder of the United States, we plan to install filling stations in various geographically favorable locations and sell fuel to existing welding fuel distributors for quicker market penetration. In countries outside of the United States, we plan to conduct web-based marketing campaigns and attend industry events to attract potential equipment buyers. Those buyers are expected to purchase or lease equipment from us to produce fuel and sell that fuel to market while paying a royalty to us.

Our Products

We currently have two products: MagneGas and Plasma Arc Flow System.

Fuel

We currently produce MagneGas for the metalworking market from a feedstock of virgin ethylene glycol (automotive anti-freeze), which is purchased in bulk from outside suppliers. This is a temporary measure while we secure the permits required to process and handle post-consumer waste feedstock such as ethylene glycol, and eventually municipal streams such as sewage and sludge.

The fuel is hydrogen -based and can be used to replace natural gas. It is currently sold as a replacement for acetylene in the metalworking market.

The fuel is comprised of approximately 65% hydrogen, carbon monoxide, carbon dioxide and other trace gases. It is stored in hydrogen cylinders which are then sold to market. We believe we can sell the cylinders at a 20% to 30% lower price than acetylene.

Equipment

The Plasma Arc Flow System can gasify many forms of liquid waste such as ethylene glycol, sewage and sludge.

Plasma Arc Flow refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow refineries range in price from $1 million to $3 million. A 200kw refinery was sold in 2010 to a customer in China for $1.855 million.

The patented Plasma Arc Flow System is based on the flow of a carbon-rich, liquid feedstock through an electric arc between two electrodes submerged in the feedstock. The arc decomposes the liquid molecules into atoms and forms an ultra-high temperature plasma around the tips of the electrodes which sterilizes any waste matter. The Plasma Arc Flow System also controls the formation of MagneGas, a hydrogen-rich fuel, which bubbles to the surface of the refining vessel for easy collection and subsequent compression. In this way, liquid waste streams or oils are converted into MagneGas with minimal by-products such as sterilized water (if using sewage as feedstock) and only a small amount of carbonaceous precipitates or other inert solids which are strained out for periodic removal and disposal.

Sales and Marketing

We currently employ one employee focused on developing strategic relationships, one employee focused on marketing, one employee focused on business development and one employee focused on sales. Through the use of industry events, networking opportunities, web based marketing and direct sales, we are launching the market for metalworking fuel sales. The sales strategy is through hands on demonstration of the benefits of the fuel versus acetylene at customer locations. Our personnel bring the fuel onsite to the customer and demonstrate its use in real time as a cutting fuel. We also developed marketing material, videos and feature articles regarding MagneGas product and its uses in the metalworking industry. We distribute this material via direct mail and through the use of press releases.

Research and Development

We are currently pursuing several near-term R&D objectives, including:

Liquifaction of MagneGas – MagneGas is currently a gaseous fuel stored in hydrogen cylinders. We are planning research and development surrounding the liquefaction of the fuel. As a liquid, we believe the fuel will have many additional uses. We believe the gas can be liquefied by locating the proper catalyst. Some research has been completed in this area, however the proper catalyst has not been located at this time and we plan to test various catalysts for this purpose.

Separation of Hydrogen from MagneGas – MagneGas contains 65% hydrogen. The hydrogen can be separated via the use of a pressure swing vacuum station or pressure swing adsorption station. We have completed initial testing of hydrogen separation using our in house laboratory. However, further research and development is needed to purify the hydrogen and find industrial equipment that can produce large volumes of hydrogen fuel.

Increased productivity – We are exploring methods to increase fuel production via the use of different power units. The goal is to increase the voltage delivered to the arc, thereby increasing fuel production and productivity. We have purchased a new Amatek power unit and are currently developing new electronic controls for use with this unit.

In 2011, we spent $84,304 on our R&D activities, while in 2010, we spent $65,574 on our R&D activities.

Manufacturing

Equipment

The proprietary components of the MagneGas system are manufactured on location in our headquarters in Tarpon Springs, Florida and commercially available components such as generators and compressors are purchased from existing suppliers. The equipment is assembled and tested in Tarpon Springs and installed on location by our personnel.

Fuel

We have two facilities producing MagneGas, which is currently sold to market, our headquarters in Tarpon Springs and our new satellite location in Detroit, Michigan. Currently, MagneGas is produced and bottled into standard industrial gas cylinders in those facilities and then trucked to regional distributors or delivered directly to local retail customers. We have developed a plan to significantly expand and diversify MagneGas production and simplify distribution logistics by installing Plasma Arc Flow refineries at key locations around the country to be closer to regional distributors. We also plan to install refineries onsite at large end users such as demolition projects and steel recycling centers. We expect planned scale-up of production and reduction in shipping distances will further enhance the cost advantage MagneGas already has over acetylene. MagneGas cylinders and valves are slightly different from those used for acetylene primarily owing to the high hydrogen content of MagneGas. We intend to bring thousands of additional cylinders into rotation shortly.

Current MagneGas production is temporarily from a feedstock of virgin ethylene glycol (anti-freeze) as we secure the permits required to process and handle post-consumer waste streams such as anti-freeze. Our capital expansion plan includes provisions to secure the feedstock supplies, relationships and logistical abilities to process post-consumer waste oils such as used motor oils and/or anti-freeze. We estimate that the cost of using post-consumer waste steam feedstock, including related costs such as permitting and waste disposal, will be least 50% lower than using virgin feedstock furthering the advantage of using MagneGas instead of acetylene.

Customers

Some of our major customers and distributors are listed below:

•	Blue Water Industrial Products – Blue Water Industrial Products, based in New Baltimore, Michigan near Detroit is a leading supplier of metalworking and welding gases in the upper mid-west.

•
J&M Cylinder Gases – J&M is one of the largest independent manufacturers of acetylene in the southeastern United States and has an established sales platform serving eight distributors with 22 retail outlets, as well as three retail stores of its own, across Alabama and Tennessee. As with Blue Water, J&M's goal is to eventually make MagneGas a leading component of its fuel product offering. J&M is a distributor for MagneGas for the state of Alabama and the 250-mile radius around its Decatur, Alabama facility.

•
York Welding Supply – York Welding Supply is a metal fabrication gas distributor located in York, Pennsylvania. They sell several products related to the welding and welding fuel industry and have been actively distributing MagneGas for metalworking.

in Florida:

•	Garden Street Iron & Metal – Garden Street is a scrap metal processor and recycler with six facilities in Ohio and Florida.

•
CTL Transportation – CTL is a Florida-based trucking company that hauls chemicals nationwide from eleven terminals in six states. CTL is using MagneGas at its Mulberry, Florida terminal in the repair and maintenance of the location's 150 trucks. We believe it will have the opportunity to expand and extend MagneGas use to all eleven CTL locations.

Strategic Relationships

We recently entered into commercial testing and discussions with a select group of leading United States strategic industrial companies and military contractors which, after conducting preliminary reviews of MagneGas, are now seeking further testing. This includes a major United States automotive company that is considering eliminating acetylene in favor of MagneGas™ for its manufacturing.

In late May 2011, we announced that Edison Welding Supply, a testing contractor for the U.S. Navy is testing MagneGas as an environmentally-friendly alternative for major metal cutting projects, particularly to reduce emissions during the breakup and recycling of retiring vessels. We have received verbal confirmation that we will move to the next stage of hands on testing. However, this second level of testing has not yet been initiated and we have not received an estimated date for the next steps.

Competition

The main competition for the metalworking market is acetylene fuel. It is distributed through large multinational companies such as Airgas, and also through small regional independent distributors. The primary use of this fuel is for metal cutting and fabrication. It is produced from calcium carbide and is considered toxic and volatile.

MagneGas™ vs. Acetylene

The heat energy in MagneGas flame is concentrated in the primary cones and the secondary flame producing outstanding results with a thermal density in the flame. This improved energy density permits smaller, faster and cleaner cuts. Independent tests have established that MagneGas is fast, precise and an efficient cutting fuel.  The Welding Journal reported that MagneGas does have advantages as a welding fuel including high quality, clean cuts with less slag and smaller heat-affected zones.

For more than 100 years acetylene (C2H2) has been the world's leading welding and metalworking fuel primarily due to its high flame temperature. But acetylene has many drawbacks:

•	it is toxic, emitting heavy carbon soot and noxious fumes when burned;
•	it produces a wide, sloppy cut with a great deal of slag and top edge roll-over; and
•	it is a very unstable and volatile gas and can spontaneously detonate.

Metalworking Attributes	MagneGas™	Acetylene
Slag	little or none	significant
Top edge rollover	none	significant
Soot	none	significant
Noxious & harmful fumes	minimal ( yields 12% O2 )	significant hazard
Pooling if leaked	none (lighter than air)	significant hazard
Porous filler/stabilizer	none	20% by volume
Useable gas in cylinder	100%	80%
Oxygen use per cf	1:1	2:1

MagneGas can be a replacement to acetylene and independent users have confirmed that it has a similar cutting speed, no slag and no soot. While we believe that MagneGas provides advantages over acetylene, this type of fuel is a new technology that must gain acceptance by our potential customers.  Because of the long history of acetylene as the world’s primary welding and metalworking fuel, we face competition from existing producers and distributors, such as Airgas, and regional distributors that may have more resources, name recognition, and a larger customer base.

Regulation

We are subject to several state, federal and local laws and oversight by several agencies, including the Department of Transportation, Department of Environmental Protection (“DEP”) and the Occupational Safety and Health Act in addition to local city and state zoning, fire and other regulations. Costs of complying with the various regulation and oversight are minimal.

We have obtained a hazardous material transportation permit from the Department of Transportation to allow the transport of MagneGas throughout the state of Florida. We use licensed hazardous waste transporters to deliver fuel to the rest of the country.

We currently use virgin ethylene glycol to produce fuel and thereby are not subject to the DEP permit required to process liquid waste. However, we are currently exploring the application process to obtain a hazardous and non hazardous liquid waste processing permit.

Internationally, we recently obtained a compliance certification that confirms that the manufacturing and operation of our equipment is in conformance with the mechanical and electrical safety requirements of the European Community laws.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. In as much as we intend to market the Plasma Arc Flow System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that required permits and approvals will be obtained; that new environmental regulations will not be enacted or that if they are our customers and we can meet stricter standards of operation or obtain additional operating permits or approvals.

Facilities

We presently lease 5,000 square feet for our principal offices at 150 Rainville Rd, Tarpon Springs, FL 34689 on a month-to-month basis. The property is a commercial property for our production facility with an attached office. In addition, we have leased a one acre parcel of gated land for storage located adjacent to our facility and a 6,000 square foot gas manufacturing facility in Detroit, Michigan.

Intellectual Property

The Plasma Arc Flow refinery forces a high volume flow of liquid waste through an electric arc between carbon electrodes. The benefit of this from a competitive perspective is that it sterilizes the bio-contaminants within the waste without the need to add any chemical disinfecting agents. In addition, while sterilizing the liquid, a clean burning fuel is produced.

MagneGas Corporation has patent ownership on the technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed with the exclusion of India, Africa, Europe and China. MagneGas Corporation has a 20% ownership interest in MagneGas entities that control the intellectual property in Europe, Africa and China. MagneGas Corporation owns the following U.S. patents:

U.S. Patent No. 6,926,872 – issued on August 9, 2005 entitled Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;

U.S. Patent No. 6,972,118 – issued on December 6, 2005 entitled Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;

U.S. Patent No. 7,780,924 – issued August 24, 2010 entitled Operating Under High Power, Pressure and Temperature Conditions to Produce A Combustible Gas.

We also own the U.S. Trademark for "MAGNEGAS."

Employees

We presently have sixteen full-time employees. We have leased employees and independent technicians perform production and other duties, as required. We consider our relationship with our employees to be excellent.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2011 and 2010, as well as for the three month period ended March 31, 2012, and should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this prospectus.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the ”Risk Factors”,” Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Our operating plan and mission is to create a hydrogen-based fuel through the gasification of liquid waste. A process has been developed which transforms various types of liquid waste through a proprietary plasma arc machine. The result of the product is to carbonize the waste for normal disposal. A byproduct of this process is to produce an alternative to natural gas currently sold in the metalworking market. The patented proprietary technology is owned by our Company. We are putting the majority of our efforts in launching fuel sales to the metalworking market as we feel this is the best opportunity to generate revenue in the near term.

The majority of our revenue in 2010 was the result of a one-time sale of a refinery to our partner in China for the Municipal Wastewater market. However, since that time, we determined that better opportunities exist in the metalworking market to generate revenue in the immediate term. As a result, we have shifted our focus from selling refineries for sewage treatment to generating recurring revenue in metalworking fuel sales. This has resulted in a drop in revenue from 2010 to 2011 as we ramp up sales in this new market.

Offering with DDI Industry International (Beijing) Co., Ltd

On June 1, 2011, the Company executed agreements for two private offerings of its common stock with DDI Industry International (Beijing) Co., Ltd (“DDI”).  In the first offering we issued an aggregate of 3,846,254 shares of our common stock to DDI for a purchase price of $500,000, at $0.13 per share.  In the second offering, we issued an aggregate of 3,333,333 shares to DDI for a purchase price of $561,248, at $0.168 per share.  The Company intends to use the proceeds received from DDI in the offerings for an investment in the metal working market, cylinders and related matters.

Prior to these offerings, we had a material relationship with DDI.  In June 2010, we entered into an agreement with the Investor to form a Chinese joint venture (“MagneGas China”).  Pursuant to the agreement, DDI acquired exclusive MagneGas technology and manufacturing rights for the Greater China Market.  DDI also acquired 14,814,815 shares of our common stock at a purchase price of $2 million and purchased a 300kw Plasma Arc Refinery at a purchase price of $1.855 million.  We own 20% of the equity in MagneGas China and our Chief Executive Officer, Dr. Ruggero Santilli, is a member of the MagneGas China board of directors.  Allen Feng, the President and Chief Executive Officer of the DDI, is also a member of the board of directors of our Company.

2011 Private Placement

On October 28, 2011 and November 8, 2011, we entered into definitive agreements with investors to sell in a private placement an aggregate of 19,662,500 shares of our common stock and warrants to purchase 19,662,500 shares of our common stock at a purchase price of $0.16 per unit, resulting in gross proceeds to us of $3,146,000, before deducting placement agent fees and other offering expenses. The warrants are exercisable at an exercise price of $0.30 per share and expire five years from the initial closing date, which was October 28, 2011.

Proceeds from the private placement have been used primarily to launch in full to the national metalworking market by installing refinery filling stations in Detroit, wholly owned and operated by our Company, and to significantly expand our fuel cylinder inventory to fill more and larger orders.

2012 Private Placement

On March 28, 2012, we entered into a definitive agreement with investors to sell in a private placement an aggregate of 19,412,500 shares of our common stock and warrants to purchase 9,706,250 shares of our common stock at a purchase price of $0.20 per unit, resulting in gross proceeds to us of $3,882,500, before deducting placement agent fees and other offering expenses. The warrants are exercisable at an exercise price of $0.40 per share and expire five years from the initial closing date, which was March 29, 2012.

Metalworking Market

We are seeking to expand sales in the metalworking market through the use of established industry wholesalers, trade events and media coverage in trade journals. Our strategy is to sell MagneGas for metal cutting to retail, wholesale and large strategic companies. We are actively working with several independent sales representatives and distributors to support these efforts. The Company has completed the installation of its refinery in Michigan and initiated operations in that location as we execute our strategy.  We have secured several large customers and are in the process of appointing additional distributors. In addition, as part of our execution strategy, we are actively seeking additional locations, sales support and manufacturing personnel in order to place our next refinery installations.

We have finished a one year analysis by a large automobile manufacturing company in Detroit and have received formal approval for use of the gas as a replacement to acetylene on a trial basis.  We are in the process of introducing the fuel at various locations in Michigan to further this relationship. In addition, we are in various stages of negotiation with other national companies and military contractors seeking to use MagneGas in their facilities. These large strategic relationships have an inherently long sales cycle with uncertain outcome and as such we are complimenting these efforts with an aggressive direct local retail and wholesale distribution strategy in Michigan and Florida.

Hydrogen Market

We believe that hydrogen can be effectively separated from MagneGas for industrial use.  We believe that the hydrogen created from MagneGas can be produced in large quantities and sold for commercial, industrial and military use.  We are exploring the infrastructure necessary to enter this market profitability and expect to begin sales in early 2013.

Municipal Market

Although the majority of our focus has shifted to establishing sales in the metalworking market, our long-term plan is to still expand commercially into the municipal wastewater market.  In order to pursue this market, a municipal plant scale demonstration center converting sludge or sewage to fuel and other byproducts is needed. We do not anticipate this will occur until 2013 or later as we are focusing our efforts on generating revenue in the metalworking market and converting existing equipment to produce gas for that market. Although we still plan to pursue the municipal wastewater market in the long term, we are relying on our partners in China and Europe to conduct the extensive testing needed to provide the empirical data to launch this market properly.

International Expansion

We are seeking to expand globally through the sale of equipment and the establishment of distribution and joint venture arrangements. We are currently in various stages of negotiation with representatives from various countries.

Business Continuation and Succession

We have developed and trained a team of engineers and consultants to become knowledgeable with MagneGas product and the Plasma Arc Flow System.  In addition, Ermanno Santilli, son of Dr. Santilli has been appointed as Chief Executive Officer effective June 15, 2012.

Results of Operations

For the three months ended March 31, 2012 and 2011

Revenues

For the three months ended March 31, 2012 and 2011 we generated revenues of $131,983 and $98,988, respectively. For the three months ended March 31, 2012 and 2011 we generated revenues from our metal cutting fuel of $108,650 and $25,655, respectively. We have recognized an increase in revenue through our sales efforts and increased our demand for future orders for our metal cutting fuel due to industry acceptance and sales focus. We anticipate sustained and increasing revenue growth as our operations develop in fulfilling our increasing backlog of orders.  Orders have increased due to our expanded locations and our products performance in initial sales testing with distributors and potential volume customers.  Sales and delivery has been slowed during the first quarter due to our attention to efforts in establishing our facilities in Michigan and Florida, which has been our focus, as we believe our return on investment will be immediately recognized in the near term.  We believe that there is a significant market share which we should attract due to our abilities to set up locations where there is immediate demand. We are experiencing increased interest from new and existing customers. We believe that our metal cutting fuel orders will increase significantly as the economy and the building market recovers.

During the second half of 2010 we received contracts for our technology licensing. We have recognized $23,333 and $73,333 for the three month periods ended March 31, 2012 and 2011, respectively. These license fees are ratably earned over the terms of the licensing agreement.

Of our four available refineries, one is operating in Florida and one is operating in Michigan. We are strategically deciding where to set -up the other two refineries, as they are awaiting deployment. Based on our volume projections, we anticipate that there will be cost recovery within a 3 – 4 year period.

Operating Expenses

Operating costs for the three months ended March 31, 2012 and 2011 were $759,248 and $423,176, respectively. The increase was primarily attributable to increases in: (a) technical sales support for production; (b) establishing two locations, as we increase our ability to serve our major customers; (c) stock-based compensation; (d) depreciation and amortization and (e) research and development efforts, due to environmental testing and efficiency design.  During the course of the last year we have executed our operating plan which included the hiring of personnel, primarily technical persons, thereby certain expenses are not comparable to prior year expenses, specifically expenses for technical professionals.

In the current quarter, as in prior quarters, we used common stock as a method of payment for certain services, primarily the advertising and promotion of the technology to increase investor awareness and as incentive to our key employees and consultants.   We expect to continue these arrangements, though due to a stronger operating position this method of payment may become limited to specific vendors.

Net Loss

Our operating results have recognized losses in the amount of $694,362 and $215,413 for the three months ended March 31, 2012 and 2011, respectively.  The increase in loss was for a general increases incurred for our general internal support for our increasing metal cutting segment.

Comparison of the year ended December 31, 2011 and 2010

Revenues

For the years ended December 31, 2011 and 2010 we generated revenues of $381,892 and $2,036,238, respectively.  We generated revenues of $138,560 and $34,572 from our metal cutting fuel sales operations for the years ended December 31, 2011 and 2010, respectively. The increase was due to the continued expansion of customer relationships. We have fulfilled initial orders and are receiving repeat orders from multiple customers. To attract and attain new customers we have performed demonstrations and sent samples to prospective accounts. Our facility has been set up to fulfill future anticipated orders.

The majority of our revenue in 2010 was the result of a one-time sale of a refinery to our partner in China for the municipal wastewater market, for a net sales price of $1,855,000. However, since that time, we determined better opportunities exist in the metalworking market to generate revenue in the immediate term. As a result, we shifted our focus from selling refineries to generating recurring revenue in metalworking fuel sales. This has resulted in a drop in revenue from $1,855,000 in 2010 to $0 in 2011 as we ramp up sales in this new market.

During the second half of 2010 we received a contract for our technology licensing. We have recognized in the amount of $243,332 and $146,666 for the years ended December 31, 2011 and 2010, respectively. These license fees are ratably earned over the terms of the licensing agreement.

For the years ended December 31, 2011 and 2010, we recognized $0 and $1,855,000, respectively, from our contract for the sale of our Plasma Arc Flow production unit. Our only contract to date was completed in the third quarter of 2010. We have completed the manufacturing of four units for sale or fuel production, currently in our inventory and fixed assets. Three units have been reclassified as fixed assets, as they have been deployed to locations for the purposes of producing metal cutting fuel, as described earlier as a shift in our marketing efforts towards production.

During the last quarter of 2011 we reached agreements with key distributors to place our units at locations as production refineries.

Operating Expenses

Operating costs were incurred in the amount of $3,275,665 and $1,264,745 for the years ended December 31, 2011 and 2010, respectively.  The operating expenses increased significantly as our operations expanded.  During 2011 we completed the manufacturing of four units, resulting in increases in our wage compensation of approximately $600,000, included in office and administration, as compared to the prior year.   Professional expenses increased over $500,000 in 2011 due to costs associated with closings on our funding, as well as legal fees for several contractual agreements.  Selling costs increased approximately $100,000 in 2011 as compared to 2010, resulting from our increased efforts to expand our metal cutting business as well as our unit sale efforts. There was a significant increase in the issuance of common stock for services valued in the amount of $787,990 in 2011 compared to $262,251 in 2010.  Public and investor relations costs increased approximately $30,000 for the increase in regulatory compliance and the promotion of the public awareness.

We use common stock as a method of payment for certain services, primarily the advertising and promotion of the technology to increase awareness and as incentive to our key employees and consultants. We expect to continue these arrangements, though due to a stronger operating position this method of payment may become limited to specific vendors.

Net Income and Loss before Provision for Income Taxes

We had a net loss, before taxes, in the amount of $2,937,062 for the year ended December 31, 2011, compared to a net income before income taxes of $40,000 for the year ended December 31, 2010.  The decrease in the year over year results was primarily due from the sale of a recycling unit that was recognized in 2010, which created positive earnings in that year.  Margin on the 2010 sale of the unit resulted in a profit.  Our general and administrative expenses and stock based compensation, as described above in the operating expense discussion, increased, resulting in the 2011 loss.   Investments through sales of common stock ($2 million investment by DDI, a China company in 2010 and $1 million in 2011) and private placements in excess of $3 million have allowed our expansion of infrastructure and the manufacturing of additional units available for sale and available for production.  We believe that our investment in our infrastructure will have future benefits, as potential sales will be fulfilled and expanded metal cutting fuel fulfillments will generate consistent revenue streams.

Comparison of the year ended December 31, 2010 and 2009

Revenues

For the twelve months ended December 31, 2010 and 2009 we generated revenues of $2,036,238 and $18,564 respectively. Our first unit sale in 2010 was for a net sales price of $1,855,000, compared to $0 for 2009. License fees were recognized in the amount of $146,666 and $0 for the years ended December 31, 2010 and 2009, respectively. We generated revenues of $34,572 and $18,564 from our metal cutting fuel sales operations for the years ended December 31, 2010 and 2009, respectively. The increase was due to the continued expansion of customer relationships. We secured new channels for the distribution of our metal cutting fuel. We fulfilled initial orders and received repeat orders from multiple customers. To attract and attain new customers we performed demonstrations and sent samples to prospective accounts. Our facility was set up to fulfill future anticipated orders.

We entered into a six month agreement with a potential licenser for the Mexico territory and received a non-refundable payment of $150,000. The payment was for six month consideration period.

Operating Expenses

Operating costs were incurred in the amount of $1,264,745 and $1,260,073 for the years ended December 31, 2010 and 2009, respectively. The operating expenses remained relatively stable; however, there was a decrease in the issuance of common stock for services valued in the amount of $262,251 in 2010 compared to $822,714 in 2009. This decrease was offset by increases in general administrative expenses. Specifically, due to public filing requirements, there was an increase in investor relations of approximately $20,000 for the promotion of the public awareness. Professional expenses, which included legal, accounting and consulting increased approximately $34,000 to $115,287 in 2010 from $81,265 in 2009, primarily due to increased costs of legal and technical matters involving the engineering of the Plasma Arc Flow unit sold. Selling and advertising increased approximately $250,000 to $319,681 in 2010 from $69,619 in 2009, for efforts in product promotion and trade shows. Office administration increased approximately $219,000 to $293,258 in 2010 from $74,277 in 2009; increase was due to an increase in infrastructure for the support of our unit sale, as well as projected increases in our metal cutting fuel.

Net Income and Loss before Provision for Income Taxes

Our net income, before taxes, was $40,000 for the year ended December 31, 2010, compared to a net loss of $1,256,683 for the year ended December 31, 2009. The increase in the year over year results was primarily due from the sale of a recycling unit. Our margin on the sale of the unit resulted in a profit, although our general and administrative expenses, as described above in the operating expense discussion, increased as this revenue and the subsequent investments through sales of common stock ($2 million investment by DDI) allowed our expansion of infrastructure.

Liquidity and Capital Resources

In March 2012 and 2011 we received investments of $3,542,500 and $0, respectively.  Additionally, on April 3, 2012 we completed a private placement of its common stock, receiving an additional $340,000, inclusive of offering costs.  An aggregate of 19,412,500 shares of its common stock and warrants to purchase 9,706,250 shares of our common stock were issued at a purchase price of $0.20 per unit, resulting in gross proceeds to us of $3,882,500.

In both June 2011 and August 2011, we received investments of $500,000. Additionally, on October 28, 2011 and November 8, 2011, we entered into definitive agreements with investors to sell in a private placement an aggregate of 19,662,500 shares of our common stock and warrants to purchase 19,662,500 shares of our common stock at a purchase price of $0.16 per unit, resulting in gross proceeds to us of $3,146,000. We believe we can currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues. Management plans to increase revenue to sustain future operational growth.

Completion of our plan of operation is subject to attaining adequate and continued revenue. We cannot assure investors that adequate revenues will be generated.  In the absence of our projected revenues, we believe that we will be able to proceed with limited plan of operation.  Even without significant revenues within the next twelve months, based on our current cash position, we anticipate being able to continue with our present activities.  Although we believe we currently are adequately financed for limited growth, we plan to complete a second round of funding through a fully registered offering in the next six months to allow the complete fulfillment of our long term strategic plan.

As reflected in the unaudited financial statements we have an accumulated a deficit of approximately $5.8 million dollars.  Our cash flow from operations used $738,150 of cash, primarily used in the manufacturing and completion of our refineries for future use and the installation of two units at locations.  Our investing activities used $401,620 of cash for the acquisition of equipment, primarily cylinders.  Our financing activities resulted in cash provided in the amount of $3,217,992 for the three months ended March 31, 2012, primarily due to the sale of our common shares for gross proceeds of $3,542,500, less $311,130 of offering costs.

At March 31, 2012 we had $3,507,634 in cash to meet current obligations.

Management believes that current revenue generated and recent proceeds from the sale of our common stock provides the opportunity for the Company to continue as a going concern and fund the-long term strategic plan.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Management Consideration of Alternative Business Strategies

In order to continue to protect and increase stockholder value management believes that it may, from time to time, consider alternative management strategies to create value for the Company or additional revenues.  Strategies to be reviewed may include acquisitions; roll-ups; strategic alliances; joint ventures on large projects; and/or mergers.

Management will only consider these options where it believes the result would be to increase stockholder value while continuing the viability of the Company.

Critical Accounting Policies

The Company’s significant accounting policies are presented in the Company’s notes to financial statements for the period ended December 31, 2011 which are contained in this prospectus. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the board of directors; however, actual results could differ from those estimates.

The Company issues restricted stock to consultants for various services.  Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is measurable more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We have carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Those standards have been addressed in the notes to the audited financial statement and included this prospectus.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors, executive officers and key employees are listed below. The number of directors is determined by our board of directors. All directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

Directors and Executive Officers

NAME	AGE	POSITION

Dr. Ruggero Maria Santilli	75	Chairman of the Board, Chief Executive Officer
Scott Wainwright	40	President, Director
Luisa Ingargiola	45	Chief Financial Officer, Secretary, Director
Ermanno P. Santilli	42	Executive Vice President of International Relations
Carla Santilli	72	Director
Allen Feng	44	Director

Effective June 15, 2012 Dr. Santilli will step down as Chief Executive Officer. Ermanno Santilli has been appointed as the new Chief Executive Officer. Dr. Santilli will remain as the Chairman of the board of directors and as an employee of the Company as Chief Scientist.

Dr. Ruggero Maria Santilli has served as the Chairman of our board of directors and Chief Executive Officer since May 2007. Dr. Santilli was born and educated in Italy where he achieved his Ph.D., in mathematics and physics, as well as a chair in nuclear physics at the Avogadro Institute in Turin, Italy. In 1967 Santilli was invited by the University of Miami in Florida to conduct research for NASA and he moved with his family to the U.S. where he subsequently became a U.S. citizen. In 1968 he joined the faculty of Boston University, under partial support from the U.S. Air Force, where he taught physics and applied mathematics from prep courses to seminar post-PhD. courses. In 1975-1977 he went to the Massachusetts Institute of Technology and from 1978 to 1983 he was a member of Harvard University faculty where he received five grants from the U. S. Department of Energy to study a generalization of quantum mechanics and chemistry needed for new clean energies and fuels. Since 1984 he has been the President of the Institute for Basic Research and moved to Florida in 1990. Since his time at Harvard University he studied new clean energies and related chemistry.

Dr. Santilli is the author of over 250 technical articles and 18 post Ph.D. level monographs in mathematics, physics, cosmology, superconductivity, chemistry and biology published the world over. He is the founding editor of three journals in mathematics and physics and editor of several others. Dr. Santilli is also internationally known for the discovery of the basic science and for the industrial development of the “Santilli MagneGas Technology” of which he remains the chief scientist with associate scientists from some developed nations.

Dr. Santilli is the recipient of various honors, including: his nomination by the Estonia Academy of Sciences among the most illustrious applied mathematicians of all times; two gold medals for scientific merits; the listing as “Santilli Hall” of a classroom at an Australian research center; and nominations for the Nobel Prize in physics as well as in chemistry from scientists the world over. A scientific meeting was organized in June 2005 at the University of Karlstad, Sweden, to honor Prof. Santilli on his 70th birthday with participation of scientists from 50 countries.

Dr. Santilli’s qualifications to serve on our board of directors include his extensive knowledge of our products and his experience researching new clean energies and fuels.

Scott Wainwright has served as our President and Director since December 2010. Prior to joining MagneGas, Mr. Wainwright founded and served as Chief Executive Officer of First Chance Properties and Investment, a real estate development company from 2003-2009 where he honed his financial, transactional and management skills, growing the business to 30 employees and implementing various development and consulting projects. He previously founded and served as Chief Executive Officer of Future Marketing, Inc., a marketing company from 2001 to 2003 providing advertising, marketing and promotional services for such industry leaders as Land Rover, Ford and Chrysler.

Mr. Wainwright’s qualifications to serve on our board of directors include his financial and management experience, including his experience with developing companies.

Luisa Ingargiola has served as our Chief Financial Officer, Secretary and Director since May 2007 and is the daughter of Dr. Santilli. Luisa Ingargiola graduated in 1989 from Boston University with a Bachelor Degree in Business Administration and a concentration in Finance. In 1996 she received her MBA in Health Administration from the University of South Florida. In 1990, she joined Boston Capital Partners as an Investment Advisor in their Limited Partnership Division. In this capacity, she worked with investors and partners to report investment results, file tax forms, and recommend investments.

In 1992, she joined MetLife Insurance Company as a Budget and Expense Manager. In this capacity she managed a $30 million dollar annual budget. Her responsibilities included budget implementation, expense and variance analysis and financial reporting. In 2008, she began work on the MagneGas Corporation business plan in preparation for her new role as Chief Financial Officer.

Ms. Ingargiola’s qualifications to serve on our board of directors include her financial management and reporting experience.

Ermanno P. Santilli has served as our Executive Vice President of International Relations since March 2010 and is the son of Dr. Santilli. Mr. Santilli was employed by Ingersoll Rand Company from March 2008 to April 2009 where he served as Vice President of Climate Control Business, Global Rail and Aftermarket. In this capacity, he oversaw a department that generated over $270 million in sales and $80 million in operating income. He managed sales, business development, product management, and warehousing and dealer development with indirect procurement, manufacturing and engineering. Mr. Santilli also drove development of new business and rail markets in Australia and India.

From March 2006 to February 2008 Mr. Santilli served as Vice-President of Climate Control Aftermarket EMEA, he led a department that generated total sale of $150 million and operating income of $50 million. He was responsible for business development, product management, warehousing, procurement, engineering and dealer development with indirect sales. From December 2003 to February 2006 Mr. Santilli served as Vice-President of Customer Relations for Climate Control EMEA. He had operational responsibility for customer satisfaction for customers with total sales aggregating over $1 billion. Mr. Santilli had direct responsibility for order management, credit and collections, warranty, business intelligence and dealer development.

Carla Santilli has served as a Director since May 2007 and is the spouse of Dr. Santilli and mother of Luisa Inargiola and Emanno Santilli. Carla Santilli holds a Master Degree in Human Services Administration from the School of Social Work of Boston University. She held positions of Clinical Social Worker and Community Programs Coordinator for the State of Massachusetts. Since 2007, Mrs. Santilli has been an employee of our Company. Prior to joining us, Mrs. Santilli had been employed as the President and Chief Executive Officer of Hadronic Press, Inc, a physics and mathematics academic publishing company, since the late 1980’s. In this capacity, Mrs. Santilli has directed the growth of this company from start-up to become one of the world's leading physics and mathematics publishing companies. Books and journals published by Hadronic Press can be found in all of the leading university libraries across the world. Mrs. Santilli has been involved in the private sector as grant administrator and public relations specialist in the fields of academic publishing and environmental sciences.

Mrs. Santilli’s qualifications to serve on our board of directors include her thirty years of experience as President and Chief Executive Officer of Hadronic Press, Inc. and her experience in the environmental sciences field.

Allen Feng has served as a Director since June 2010. Mr. Feng received a bachelor’s degree in Chemical Engineering from Taiyuan University of Technology in July 1989. Mr. Feng has been the Chief Executive Officer and President of DDI since January 2005. DDI is a Beijing-based engineering company with 10 years of involvement in the environment protection field and related engineering projects. Allen Feng has successfully led his team made a 35% sales growth each year from 2005 to 2009. Up to date, under Mr. Feng’s management, DDI have accomplished 159 municipal waste water and 56 industry projects in total for equipment supply and installation. DDI now has been one of the leading companies in the China environmental area.

Mr. Feng’s qualifications to serve on our board of directors include his extensive experience in the environmental area, including his involvement in the environmental protection field and related engineering projects.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Corporate Governance

We are a smaller reporting Company, not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director. We have conducted special board of director meetings almost every month since inception. Each of our directors has attended all meetings either in person or via telephone conference. We do not currently have a separately designated audit, nominating or compensation committee. In addition to the contact information in this prospectus, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual shareholders meetings. All communications from shareholders are relayed to the members of the board of directors. We intend to list our common stock on NYSE MKT in conjunction with this offering, however, there can be no guarantee that such listing shall be achieved at any time. If we do successfully list, we will need to comply with the applicable corporate governance requirements of NYSE MKT.

Director Independence

Because our common stock is not currently listed on a national securities exchange, in determining whether the members of our board of directors are independent, we have elected to use the definition of “independent director” set forth by Section 803 of the Listing Standards for the NYSE MKT.  Under Section 803 of the Listing Standards for the NYSE MKT, among other considerations, an “independent director” means a person other than an executive officer or employee of the Company. Consistent with the considerations of the above-mentioned listing standard, and after review of all relevant transactions or relationships between each director, or any of his family members, and MagneGas Corporation, or its senior management, our board of directors has determined that none of its members are currently independent within the meaning of the applicable listing standard of the NYSE MKT. We do not have an audit committee, compensation committee or nominating committee.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have historically determined that it is in the best interests of the Company and its shareholders to combine these roles. Dr. Santilli has served as our Chief Executive Officer and Chairman since April 2, 2007. Due to the small size and early stage of the Company, historically, it was most effective to have the Chairman and Chief Executive Officer positions combined. As of June 15, 2012, Dr. Santilli will no longer be serving as our Chief Executive Officer and will be succeeded by Ermanno Santilli.  Dr. Santilli will remain as Chairman of our board of directors.  As of June 15, 2012, the Chairman and Chief Executive Office positions will be separate roles.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The board of directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2011, and 2010 in all capacities for the accounts of our executives, including the Chief Executive Officer and Chief Financial Officer.  The board of directors determined that the services of Richard Connelly were no longer needed and he is no longer a consultant with the Company effective March 7, 2011. Effective June 15, 2012 Dr. Santilli will step down as Chief Executive Officer. Ermanno Santilli, has been appointed as the new Chief Executive Officer, and Dr. Santilli will remain as the Chairman of our board of directors and as an employee of the Company as Chief Scientist.

Name and Principal Position	Year	Salary	Bonus		Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

Dr. Ruggero Maria Santilli, Chairman of the Board	2011 2010	$180,000 0	$0 205,000	(1)	$0 0	$0 0	$0 0	$0 0	$180,000 205,000

T. Scott Wainwright, President (2)	2011 2010	$73,838 15,500	$0 0		$0 12,500	$0 0	$0 0	$0 0	$73,838 28,000

Luisa Ingargiola, CFO	2011 2010	$67,000 0	$0 116,500	(3)	$0 0	$0 0	$0 0	$0 0	$67,000 116,500

Ermanno Santilli, Executive Vice President of International Relations	2011 2010	$60,000 0	$0 95,000	(4)	$0 0	$0 0	$0 0	$0 0	$60,000 95,000

Carla Santilli, Director (5)	2011 2010	$60,000 0	$0 105,000	(6)	$0 0	$0 0	$0 0	$0 0	$60,000 105,000

Richard Connelly, Vice President (7)	2011 2010	$0 20,000	$0 105,000	(8)	$0 0	$0 0	$0 0	$0 0	$0 170,000

Allen Feng, Director (9)	2011 2010	$0 0	$0 0		$0 0	$0 0	$0 0	$0 0	$0 0

(1)	Dr. Ruggero Maria Santilli received a performance bonus of $205,000 in 2010.
(2)	T. Scott Wainwright was appointed as President on December 20, 2010.
(3)	Luisa Ingargiola received a performance bonus of $116,500 in 2010.
(4)	Ermanno Santilli received a performance bonus of $95,000 in 2010 due to his work as an employee of the Company.
(5)	All compensation paid to Carla Santilli has been as compensation for her position as an employee of the Company.
(6)	Carla Santilli received a performance bonus of $105,000 in 2010 due to her work as an employee of the Company.
(7)
Richard Connelly resigned as President and Director on December 20, 2010 and accepted the new position of Executive Vice President of Global Industrial Fuels. On March 7, 2011, the Company determined that the services of Richard Connelly were no longer needed.

(8)	Richard Connelly received a performance bonus of $116,500 in 2010.
(9)	Allen Feng was appointed as Director on August 5, 2010.

Director Compensation

We have provided no compensation to our directors for their services provided as directors.

Employment Agreements

We currently do not have any employment agreements with any of our directors or officers other than an employment agreement with Scott Wainwright and Ermanno Santilli and a consulting agreement with Dr. Santilli. The employment agreement with Scott Wainwright, our President, provides for a salary of $10,000 per month plus 3.75% of all gross fuel sales and 1% of all equipment sales depending on circumstances. We will also issue options to Mr. Wainwright in the amount of 4,500,000 shares at an exercise price of $0.15 per share. The options will vest over a three year period at 375,000 shares per quarter. The employment agreement has a one-year term limit and can be renewed by mutual agreement. Should Mr. Wainwright be terminated without cause, as defined in his employment agreement he would receive a severance benefit of one year’s total salary plus one year’s worth of options would vest.

We also have an employment agreement with Ermanno Santilli, who will be our Chief Executive Officer, as of June 15, 2012. His employment agreement provides for a salary of $12,000 per month plus 3% of gross fuel sales and 2% of equipment sales. We will also issue options to Mr. Santilli in the amount of 4,500,000 shares at an exercise price of $0.15 per share. The options will vest over a three-year period at 375,000 shares per quarter. The employment agreement has a two year term and can be renewed by mutual agreement. Should Mr. Santilli be terminated without cause, as defined in his employment agreement, or if there is a change in control, as defined in his employment agreement, he would receive a severance benefit of two years total salary plus benefits payable within 30 days and all options will vest automatically.

We have a consulting agreement with Dr. Santilli, which provides for a salary of $15,000 per month. The agreement has no term limit; however it can be terminated without cause with 30 days notice and one month salary as severance.  Dr. Santilli’s original consulting agreement provided for a salary of $5,000 per month, which has since been increased to $15,000 per month.

On March 7, 2011, we terminated an employment agreement with Richard Connelly.

Options

Pursuant to his employment agreement, the Company will issue options to Ermanno Santilli in the amount of 4,500,000 shares at an exercise price of $0.15 per share. The options will vest over a three year period at 375,000 shares per quarter.

Pursuant to his employment agreement, the Company will issue options to Scott Wainwright in the amount of 4,500,000 shares at an exercise price of $0.15 per share. The options will vest over a three year period at 375,000 shares per quarter.

As of May 25, 2012, the options to Mr. Santilli and Mr. Wainwright have not yet been issued.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth certain information regarding our shares of common stock beneficially owned as of May 25, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of May 25, 2012. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 25, 2012 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner and Address	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares Offered		Shares of Common Stock Beneficially Owned After the Offering		Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)

5% Shareholders	Number		Percentage (1)			Number	Percentage
Hyfuels, Inc. (3) 35246 US 19 #215 Palm Harbor, FL 34684	30,100,000		17.1%

Global Alpha, LLC (4) 35246 US 19 #311 Palm Harbor, FL 34684	22,676,100		12.9%	5,000,000		17,676,100	10.0%	1,000,000		100%

DDI Industry International Rm.B-1613 Peking Times Square, Huizhongli #103, Chaoyang Dis. Beijing China 100101	21,994,401		12.5%

James Besser	9,465,600	(5)	5.4%

Global Beta, LLC (6) 35246 US 19 #311 Palm Harbor, FL 34684	9,010,000		5.1%

Directors and Executive Officers

Dr. Ruggero Maria Santilli (7) 90 Eastwinds Ct Palm Harbor FL 34683	67,716,100	(8)	38.4%	5,000,000	(9)	62,716,100	35.6%	1,000,000	(10)	100%

Carla Santilli 90 Eastwinds Ct Palm Harbor FL 34683	67,716,100	(11)	38.4%	5,000,000	(12)	62,716,100	35.6%	1,000,000	(13)	100%

Luisa Ingargiola 4826 Blue Jay Circle Palm Harbor FL 34683	44,630,000	(14)	25.3%	500,000		44,130,000	25.0%

Ermanno Santilli (15) 90 Eastwinds Ct. Palm Harbor, FL 34683	41,270,500	(16)	23.4%	500,000		40,770,500	23.1%

Allen Feng DDI Industry International Rm.B-1613 Peking Times Square, Huizhongli #103, Chaoyang Dis. Beijing China 100101	21,994,401	(17)	12.5%

Scott Wainwright 6070 Gulfport Blvd. St. Petersburg, FL 33707	1,750,000		*

All directors and officers as a group (6 people)	102,321,001		58.0%			96,321,001	54.6%	1,000,000		100%

* Less than 1%.
1)
Based on 176,341,916 shares of common stock issued and outstanding as of May 25, 2012. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. The Company will be undertaking a reverse stock split, which may take effect prior to the closing of this offering.

2)
Based on 1,000,000 shares of Series A Preferred Stock issued and outstanding as of May 25, 2012. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 100 billion.

3)
Hyfuels, Inc. is a is a privately owned company in which Dr. Ruggero Maria Santilli and his spouse and director of our Company, Carla Santilli, each own 45% of the company, and Luisa Ingargiola and Ermanno Santilli each own 4% of the company.

4)	Global Alpha, LLC is a privately owned company in which Dr. Ruggero Maria Santilli and Carla Santilli each own 50% of the company.
5)
Includes 3,915,600 shares held Manchester Explorer, L.P., of which James Besser is the managing member of the general partner and also a limited partner, and 3,675,000 shares held by Jeb Partners, L.P., of which James Besser is the managing member of the general partner and also a limited partner. The principal address of Manchester Explorer, L.P. is 131 Charles Street, Boston, MA 02114. The principal address of Jeb Partners, L.P. is 131 Charles Street, Boston, MA 02114. James Besser also beneficially owns 9,562,500 warrants, which are exercisable into 9,562,500 shares of the Company’s Common Stock, including 3,687,500 warrants held by Manchester Explorers, L.P. and 3,500,000 warrants held by Jeb Partners, L.P. The warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by Mr. Besser at such time, the number of shares of Common Stock which would result in Mr. Besser beneficially owning in excess of 4.99% of the then issued and outstanding shares of our Common Stock. Mr. Besser may waive this ownership cap on 61 days’ prior notice to us, provided that pursuant to such waiver Mr. Besser shall not exercise an amount of warrants that would result in him beneficially owning more than 9.99% of the then issued and outstanding shares of our Common Stock. As a result of the 4.99% ownership cap, Mr. Besser beneficially owns 9,465,600 shares of our Common Stock. If Besser waived this ownership cap, he would beneficially own 17,585,500 shares of our Common Stock or approximately 9.99% of our outstanding Common Stock.

6)	Global Beta, LLC is a privately owned company in which Luisa Ingargiola owns 95% and Dr. Ruggero Maria Santilli and Carla Santilli each own 2.5% of the company.
7)	Effective June 15, 2012 Dr. Santilli will step down as CEO. Dr. Santilli will remain as the Chairman of the Board.
8)
Includes 30,100,000 shares held by Hyfuels, Inc., of which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 45% of the company; 22,676,100 held by Global Alpha, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 50% of the company; 9,010,000 shares held by Global Beta, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 2.5% of the company; 3,130,000 shares held by Clean Energies Tech, in which Dr. Ruggero Maria Santilli owns 50% of the company; and 2,700,000 shares held by RM Santilli Foundation in which Dr. Ruggero Maria Santilli beneficially, through his wife Carla Santilli, owns 50% of the company. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

9)	Dr. Ruggero Maria Santilli beneficially owns the 5,000,000 shares being sold by Global Alpha, LLC.
10)	Includes 1,000,000 shares held by Global Alpha, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 50% of the company.
11)
Includes 30,100,000 shares held by Hyfuels, Inc., of which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 45% of the company; 22,676,100 held by Global Alpha, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company; 9,010,000 shares held by Global Beta, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 2.5% of the company; 3,130,000 shares held by Clean Energies Tech, in which Carla Santilli beneficially through her husband, Dr. Ruggero Maria Santilli, owns 50% of the company; 2,700,000 shares held by RM Santilli Foundation in which Carla Santilli, owns 50% of the company; and 100,000 shares which Carla Santilli beneficially, through her husband Dr. Ruggero Maria Santilli, holds. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

12)	Carla Santilli beneficially owns the 5,000,000 shares being sold by Global Alpha, LLC.
13)	Includes 1,000,000 shares held by Global Alpha, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company.
14)
Includes 30,100,000 shares held by Hyfuels, Inc., in which Luisa Ingargiola owns 4% of the company; 9,010,000 shares held by Global Beta, LLC, in which Luisa Ingargiola owns 95% of the company; and 20,000 shares which Luisa Ingargiola beneficially owns through related family members.

15)	Ermanno Santilli, has been appointed as the new CEO, effective June 15, 2012.
16)
Includes 30,100,000 shares held by Hyfuels, Inc., in which Ermanno Santilli owns 4% of the company; 3,130,000 shares held by Clean Energies Tech, in which Ermanno Santilli owns 50% of the company; and 2,700,000 shares held by RM Santilli Foundation in which Ermanno Santilli owns 50% of the company. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

17)	Includes 21,994,401 shares held by DDI Industrial International of which Allen Feng is the CEO and majority stockholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are the related party transactions in which we have engaged since May 2007:

At various times we received advances from a stockholder for an unsecured promissory note. All funds are at the same terms of the original stockholder note. These promissory notes have no repayment date; however they are payable within 30 days of written demand. Payment is to include accrued simple interest at 4%. All notes have been paid in full.

In 2008, an advance in the amount of $10,000 was made by a company owned by a stockholder, for initial deposit for services. There were no repayment terms to this advance and the amount was payable upon demand. This has been paid in full.

In February 2008, we entered into a five-year consulting agreement with Dr. Santilli, whose knowledge and expertise of the technology is essential in the development of the MagneGas product. The terms of the consulting agreement consist of issuance of common stock (100,000 shares) and payment of $5,000 per month to Dr. Santilli, upon the determination by the board of directors of MagneGas Corporation of achieving adequate funding. The board of directors has since determined that Dr. Santilli’s monthly accrued salary will be $15,000 per month.

Beginning in April 2008, we entered into a month-to-month lease, at a monthly rate of $2,500 per month for facilities to occupy approximately 3,000 square feet of a 6,000 square foot building and the use of certain equipment and utilities, as needed. In January 2011, the Company expanded to occupy 5,000 square feet of the building and as a result, the rent was increased to $4,000 per month. The facility allows for expansion needs. The lease is held by a company that is effectively controlled by Dr. Santilli.

On December 28, 2009 we acquired all relevant patents and intellectual property for the MagneGas technology from a company, Hyfuels, Inc. related by common management, that originally secured an intellectual property license. We issued 30,000,000 shares of common stock, valued at the fair market trading value of the stock at the time of purchase, in exchange for the intellectual property and U.S. patents. We have no further transactions contemplated with Hyfuels, Inc.

The use of an initial small production refinery has been contributed by Dr. Santilli. The value of the refinery is approximately $210,000; the computed fair value of this month to month rental agreement is $1,870 per month and has been charged to equipment rental expense in the operating expenses, beginning in July 2008.

We entered into an agreement to acquire a 20% ownership of MagneGas Europe. MagneGas Europe is related by common management. The Chief Executive Officer of MagneGas Europe, Ermanno Santilli, is also currently the Vice President of our Company and is the son of Dr. Santilli. Dr. Santilli is also a stockholder of MagneGas Europe. As of June 15, 2012, Ermanno Santilli will succeed Dr. Santilli as Chief Executive Officer of our Company.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the DGCL relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized capital stock consists of 900,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share, of which 1,000,000 is designated as Series A Preferred stock. As of May 25, 2012, 176,341,916 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock were issued and outstanding. The Company will be undertaking a reverse stock split, which may take effect prior to the closing of this offering.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our common stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Our Series A Preferred Stock has liquidation and dividend rights over common stock. It has no conversion rights or mandatory redemption features. Holders of our Series A Preferred stock are entitled to 100,000 votes for each share on all matters submitted to a stockholder vote.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Warrants

As of May 25, 2012, we had 20,303,125 warrants to purchase 20,303,125 shares of our common stock at an exercise price of $0.30 outstanding. 16,820,000 of these warrants are exercisable through October 28, 2016 and 3,483,125 of these warrants are exercisable through November 8, 2016. We also have outstanding warrants to purchase 150,000 shares of our common stock at an exercise price of $0.25, exercisable through August 4, 2016. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

We also have outstanding 500,000 warrants to purchase 500,000 shares of our common stock at an exercise price of $0.15, exercisable through January 3, 2016. Additionally, we have outstanding warrants to purchase 57,143 shares of our common stock at an exercise price of $0.21, exercisable through June 4, 2012. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

We also have 10,676,875 warrants to purchase 10,676,875 shares of our common stock at an exercise price of $0.40 outstanding. 7,793,750 of these warrants are exercisable through March 29, 2017 and 2,883,125 of these warrants are exercisable through April 3, 2017. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Options

We have no formalized stock option plan. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Pursuant to his employment agreement, the Company will issue options to Ermanno Santilli in the amount of 4,500,000 shares at an exercise price of $0.15 per share. The options will vest over a three year period at 375,000 shares per quarter.

Pursuant to his employment agreement, the Company will issue options to Scott Wainwright in the amount of 4,500,000 shares at an exercise price of $0.15 per share. The options will vest over a three year period at 375,000 shares per quarter.

As of May 25, 2012, the options to Ermanno Santilli and Scott Wainwright have not yet been issued.

Limitation on Directors’ Liability

The DGCL authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We were subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of May 25, 2012, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original certificate of incorporation to be governed by Section 203. Unless we adopt an amendment of our certificate of incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

We intend to list our common stock on NYSE MKT in conjunction with this offering, however, there can be no guarantee that such listing shall be achieved at any time.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Listing

Our common stock is quoted on the OTCBB under the symbol “MNGA.” In connection with this offering, we intend to submit a listing application to NYSE MKT for listing of our common stock. There is no guarantee that such listing application will approved.

Transfer Agent

The transfer agent and registrar for our common stock is Globex Transfer, LLC. The transfer agent’s address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725, and its telephone number is (386) 206-1133.

SHARES ELIGIBLE FOR FUTURE SALE

As of May 25, 2012, we had 176,341,916 shares of common stock outstanding, not including shares issuable upon exercise of our warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act. The Company will be undertaking a reverse stock split, which may take effect prior to the closing of this offering.

Our Series A Preferred Stock is transferable, however no public market currently exists for it.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, as of May 25, 2012 approximately 102,321,001 shares are beneficially owned by executive officers, directors and affiliates (excluding shares of our common stock which may be acquired upon exercise of stock options and warrants which are currently exercisable or which become exercisable within 60 days of May 25, 2012). The approximately 74,020,915 remaining shares constitute our public float.

Lock-up Agreements

All of our officers, directors and 10% shareholders have entered into lock-up agreements pursuant to which they have agreed, subject to limited exceptions, not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 90 days from the date of this prospectus without our prior written consent or, in some cases, the prior written consent of Northland Securities, Inc.  Northland Securities, Inc. has advised us that it has no current intent or arrangement to release any of the shares subject to the lock-up agreements prior to the expiration of the lock-up period.  There are no contractually specified conditions for the waiver of lock-up restrictions and any waiver is at the sole discretion of Northland Securities, Inc., which may be granted by Northland Securities, Inc. for any reason.  The 90-day lock-up period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or announce material news or a material event or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 15-day period following the last day of the 90-day period, in which case the restrictions described in this paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event. After the lock-up period, these shares may be sold, subject to applicable securities laws.  See the “Underwriting” section.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

UNDERWRITING

The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of securities listed opposite its name below. The underwriter is committed to purchase and pay for all of the securities if any are purchased. The underwriting agreement also provides that if the underwriter defaults, this offering of our securities may be terminated.

Underwriter	Number of Shares of Common Stock
Northland Securities, Inc.

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $     per share. The underwriter proposes to offer the securities to be sold in this offering to certain dealers at the same price less an aggregate concession of not more than $      for each share. After the offering, these figures may be changed by the underwriter.

We have granted to the underwriter an option to purchase up to an additional            shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 45-day period after the date of this prospectus, but only to cover over-allotments, if any.

The table below summarizes the underwriting discounts that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to pay the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter up to $150,000.  As additional compensation we have agreed to issue to the underwriter warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering at an exercise price of 115% of the price to the public of the shares of common stock sold in this offering. The underwriter’s warrants, which are warrants to purchase common stock, will be exercisable beginning 181 days after the closing date of this offering and ending on the fifth anniversary of the date of effectiveness of the registration statement relating to this offering. In addition, pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriter’s warrants may not be sold during this offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriters’ warrants, or the shares acquirable upon exercise thereof, by any person for a period of 180 days immediately following the effective date of the registration statement relating to this offering, except as provided in paragraph (g)(2) of Rule 5110(g) of FINRA.  The warrants, fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

The underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under its rule of fair price. The underwriting discount and other items of compensation the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total with No Exercise of Over-Allotment	Total with Full Exercise of Over-Allotment
Underwriting discount to be paid to underwriter by us	$	$	$
Underwriting discount to be paid to underwriter by selling stockholders	$	$	$

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be $300,000. This includes $150,000 of fees and expenses of the underwriter. These expenses are payable by us.

From time to time in the ordinary course of business, the underwriter and its affiliates have performed, and may in the future perform, various investment banking and other financial services for us for which they received, or will receive, customary fees and reimbursement of expenses.

We entered into an engagement letter with the underwriter, which may be terminated by either party subject to certain restrictions, pursuant to which the underwriter provides us with certain financial advisory services.  In connection with the engagement, the underwriter served as placement agent for our March 28, 2012 and April 3, 2012 private placement of 19,412,500 shares of common stock and warrants to purchase 9,706,250 shares common stock at a price of $0.20 per unit, for which the underwriter received cash compensation in the amount of $271,775, warrants to purchase 970,625 shares of common stock at an exercise price of $0.40 per share and reimbursed the underwriter for $51,250 of its accountable expenses in connection with the private placement.  The exercise price of the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and are on the same terms as the warrants issued to investors in the private placement.  These warrants are exercisable for a period of five years from the original issuance date.  Any securities that are unregistered and acquired by any underwriter and related persons during 180 days prior to the filing date, or acquired after the required filing date of the registration statement of which this prospectus supplement is a part and deemed to be underwriting compensation by FINRA, and any securities excluded from underwriting compensation, shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date or commencement of sales of the public offering, subject to certain exceptions.  The underwriter also served as placement agent for our October 28, 2011 and November 8, 2011 private placement of 19,662,500 shares of common stock and 19,662,500 warrants to purchase common stock, for which the underwriter received cash compensation in the amount of $220,220, warrants to purchase 983,152 shares of common stock at an exercise price of $0.30 per share and reimbursed the underwriter for $13,500 of its accountable expenses in connection with the private placement.  We also issued the placement agent warrants to purchase up to 150,000 shares of common stock at an exercise price of $0.25 per share as a retainer for providing us with financial advisory services.  These warrants are exercisable for a period of five years from the original issuance date. The exercise prices of these warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and are on the same terms as the warrants issued to investors in the private placement.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Our directors and officers, as well as the selling stockholders, have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement.  These “lock-up” agreements cover approximately an aggregate of 96,321,001 shares of our common stock and are subject to limited exceptions.

We have agreed to certain restrictions on our ability to sell additional shares of our common stock for a period of 90 days after the date of this prospectus supplement. We have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise issue or dispose of, any shares of common stock, securities convertible into or exchangeable for shares of common stock, or any related security or instrument, without the prior written consent of the underwriter. The agreement is subject to limited exceptions.

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for its own account by selling more shares than have been sold to it by us. The underwriter may elect to cover any such short position by purchasing shares of common stock in the open market. In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE MKT, the OTCBB or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter (and selling group members) may also engage in passive market making transactions in the common stock on the OTCBB or NYSE MKT. Passive market making consists of displaying bids on the OTCBB or NYSE MKT limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The underwriter may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors.

The underwriter may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and certain other legal matters as to Delaware law will be passed upon for us by Anslow & Jaclin LLP. The Underwriter has been represented in connection with this offering by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

Our audited consolidated financial statements appearing in this prospectus and registration statement have been audited by Drake & Klein CPAs, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On January 1, 2012, the audit firm of Randall N. Drake CPA, P.A. changed its name to Drake & Klein CPAs. The change was reported to the Public Company Accounting Oversight Board as a change of name. This is not a change of auditors for the Company.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.magnegas.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

FINANCIAL STATEMENTS

MagneGas Corporation
(Previously a Development Stage Enterprise)

As of December 31, 2011 and 2010
And for the Years Ended December 31, 2011 and 2010

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

Report of Independent Registered Public Accounting Firm

Board of Directors
MagneGas Corporation
Tarpon Springs, Florida

We have audited the accompanying balance sheets of MagneGas Corporation as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2011 and 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provided a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the year ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America

/s/ Drake & Klein CPAs
Drake & Klein CPAs
March 14, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743	Clearwater, FL 33759-1362

MagneGas Corporation
Balance Sheets

	December 31,
	2011	2010
Assets
Current Assets
Cash	$1,429,412	$917,495
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	19,050	8,159
Inventory, at cost	656,992	1,554,807
Prepaid and other current assets	2,500	30,000
Total Current Assets	2,107,954	2,510,461

Property and equipment, net of accumulated depreciation of $44,538 and $8,839, respectively	2,561,384	50,616

Deferred tax asset	456,500	456,500
Intangible assets, net of accumulated amortization of $151,511 and $103,044, respectively	575,489	623,956
Investment in joint ventures	490,410	490,410
Total Assets	$6,191,737	$4,131,943

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$291,249	$378,215
Accrued expenses	125,011	31,495
Deferred revenue and customer deposits	326,662	569,994
Due to stockholder	210,500	10,000
Due to related parties	13,400	46,692
Total Current Liabilities	966,822	1,036,396

Stockholders' Equity
Preferred stock: $0.001 par; 10,000,000 authorized; 2,000 issued and outstanding	2	2
Common stock: $0.001 par; 900,000,000 authorized; 154,389,296 and 123,445,209 issued and outstanding, respectively	154,389	123,445
Additional paid-in capital	10,195,954	5,180,468
Issued and unearned stock compensation	(28,333)	(48,333)
Accumulated deficit	(5,097,097)	(2,160,035)
Total Stockholders' Equity	5,224,915	3,095,547

Total Liabilities and Stockholders' Equity	$6,191,737	$4,131,943

The audit report and accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Statements of Operations

	Year Ended December 31,
	2011	2010

Revenue	$381,892	$2,036,238
Direct Costs	42,946	729,945
	338,946	1,306,293

Operating Expenses:
Advertising	63,747	74,017
Selling	338,572	245,664
Professional: technical	8,709	7,735
Professional: legal and accounting	655,314	115,287
Rent and overhead	126,738	79,478
Office and administration	1,031,690	293,258
Investor relations	94,435	64,551
Stock-based compensation	787,990	262,251
Research and development	84,304	65,574
Depreciation and amortization	84,166	56,930
Total Operating Expenses	3,275,665	1,264,745

Operating Income (Loss)	(2,936,719)	41,548

Other Income and (Expense)
Interest	(343)	(1,548)
Total Other (Income) Expense	(343)	(1,548)

Net Income (Loss) before tax benefit	(2,937,062)	40,000
Provision for Income Taxes	-	16,400
Net Income (Loss)	$(2,937,062)	$23,600

Loss per share:
Basic	$(0.02)	$0.00
Diluted	$(0.02)	$0.00
Weighted average common shares:
Basic	131,434,806	113,697,283
Diluted	131,434,806	114,276,571

The audit report and accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Statement of Changes in Stockholders' Equity

					Additional	Unearned
	Preferred		Common		Paid in	Stock	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Comp	Deficit	Equity
Balance at December 31, 2009	2,000	2	105,954,395	105,954	2,909,518	(68,333)	(2,183,635)	763,506

Compensation recognized under consulting agreement (May 31, 2008)						20,000		20,000

Waiver of related party expense					22,440			22,440

Options issued for services					2,108			2,108

Common shares issued:			..
Issued for services			2,426,000	2,426	237,717			240,143
Issued for purchase of assets			250,000	250	23,500			23,750
Issued for cash			14,814,814	14,815	1,985,185			2,000,000

Net Income							23,600	23,600

Balance at December 31, 2010	2,000	2	123,445,209	123,445	5,180,468	(48,333)	(2,160,035)	3,095,547

Compensation recognized under consulting agreement (May 31, 2008)						20,000		20,000

Waiver of related party expense					22,440			22,440

Options issued for services					98,500			98,500

Common shares issued:
Issued for services			3,415,000	3,415	666,075			669,490
Issued for cash			27,529,087	27,529	4,228,471			4,256,000

Net Income (Loss)							(2,937,062)	(2,937,062)

Balance at December 31, 2011	2,000	$2	154,389,296	$154,389	$10,195,954	$(28,333)	$(5,067,097)	$5,224,915

The audit report and accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Statement of Cash Flows

	December 31,
	2011	2010
Cash Flows from Operations
Net income (loss)	$(2,937,062)	$23,600
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	84,166	56,930
Stock compensation	787,990	262,251
Waiver of related party expenses	22,440	22,440
Deferred income taxes	-	16,400
Changes in operating assets:
Accounts receivable	(10,891)	(5,760)
Inventory	(864,435)	(1,546,426)
Prepaid and other current assets	27,500	(30,000)
Accounts payable	(86,966)	283,638
Accrued expenses	93,516	(45,900)
Deferred revenue and customer deposits	(243,332)	3,334
Total adjustments to net income	(190,012)	(983,093)
Net cash (used in) operating activities	(3,127,074)	(959,493)

Cash Flows from Investing Activities
Acquisition of equipment	(573,717)	(36,955)
Net cash flows (used in) investing activities	(573,717)	(36,955)

Cash Flows from Financing Activities
Advance from affiliate	(10,000)	-
Advances from related party	(33,292)	42,605
Proceeds from note payable to related party	-	22,000
Repayments on notes payable from related party	-	(158,000)
Proceeds from issuance of common stock	4,256,000	2,000,000
Net cash flows provided by (used in) investing activities	4,212,708	1,906,605

Net increase (decrease) in cash	511,917	910,157
Cash balance, beginning	917,495	7,338
Cash balance, ending	$1,429,412	$917,495

Supplemental disclosure of cash flow information and non cash investing and financing activities:
Interest paid	$-	$-
Taxes paid	$-	$-

Non-cash transactions:
Capitalized construction cost for units placed in service	$1,762,250	$-
Note issued in exchange for assets	$210,500	$-
Exchanged license for investment in Joint Ventures	$-	$490,410

The audit report and accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Notes to Financial Statements
For the Years Ended December 31, 2011 and 2011

 1.        Background Information

MagneGas Corporation (the “Company”) was organized in the state of Delaware on December 9, 2005. The Company was originally organized under the name 4307, Inc, for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased and the Company name was changed to MagneGas Corporation.

The Company’s operating plan and mission is to produce a hydrogen based alternative fuel made from liquid waste. A patented process has been developed which transforms contaminated liquid waste through a proprietary plasma arc technology. A byproduct of this process is to produce an alternative to natural gas. The patented proprietary technology is owned by the Company.  The Company produces bottled gas for the purpose of distribution to the metal working market.  Additionally, the Company is marketing, for sale or licensure, its proprietary plasma arc machines.

2.         Summary of Significant Accounting Policies

The significant accounting policies followed are:

Basis of Presentation

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The financial statements presented include estimates for patent life, recoverability of deferred tax assets and collections on our receivables.  Our estimates include consideration of the useful lives of our intellectual property, allocations to research and development costs and recognition of deferred tax assets.

Variable Interest Entities

The Company considers the consolidation of entities to which the usual condition (ownership of a majority voting interest) of consolidation does not apply, focusing on controlling financial interests that may be achieved through arrangements that do not involve voting interest.  If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary.  The primary beneficiary is generally required to consolidate assets, liabilities and non-controlling interests at fair value (or at historical cost if the entity is a related party) and subsequently account for the variable interest as if it were consolidated based on a majority voting interest.   The Company has investments in joint ventures that are in development of the MagneGas technology, however the Company is not identified as a primary beneficiary; therefore no consolidation is required and the investments are listed at their cost.

Fair Value of Financial Instruments

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  At December 31, 2011, approximately $500,000 was in excess of the Federal Deposit Insurance Corporation (FDIC) limits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the delivery of MagneGas sales to customers.    An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

 Revenue Recognition

The Company generates revenue through two processes: (1) Sale of MagneGas fuel for metal cutting and (2) Sale of its Plasma Arc Flow units.  Additionally we also recognize revenue from territorial license arrangements.

•	Revenue for metal-working fuel is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
•
Revenue generated from sales of its production unit is recognized on a percentage of completion, based on the progress during manufacturing of the unit.  Our machine is a significant investment and generally requires a 6 to 9 month production cycle.  During the course of building a unit the actual costs are tracked to our cost estimates and revenue is proportionately recognized during the process.   Significant deposits are required before production.  These deposits are classified as customer deposits.  During our production, costs and progress earnings are accumulated and included in “Costs and earnings” as an asset.

•
Licenses are issued, per contractual agreement, for distribution rights within certain geographic territories.  We recognize revenue ratably, based on the amounts paid or values received, over the term of the licensing agreement.

Inventories

Inventories are stated at the lower of standard cost or market, which approximates actual cost. Cost is determined using the first-in, first-out method.  Inventory is comprised of filled cylinders of MagneGas and accessories (regulators and tips) available for sale and accumulated costs incurred in the manufacturing process of units held for future sales.

The Company is manufacturing additional units for sale.  Each unit is assigned a project number and the costs, including labor, are accumulated in the carrying value as inventory.  Upon delivery, the accumulated cost for the unit will be charged to cost of sales.  Units are reclassified to capitalized assets when shipped to location for the production of metal cutting gas for the purpose of resale.

Long-Lived Assets

Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives (3-7 years).  Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the straight line method over their estimated useful lives (15 years).  Historical costs are reviewed and evaluated for their net realizable value of the assets.  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at December 31, 2011.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

 Stock Based Compensation

The Company issues restricted stock to consultants for various services Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  Stock compensation for the periods presented were issued to consultants for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  In May 2008 the Company entered into a consulting agreement for services to be rendered over a five year period.  The consulting expense is to be recognized ratably over the requisite service period.

Shipping Costs

The Company includes shipping costs and freight-in costs in cost of goods sold.  Total freight-in included in cost of goods sold expense was $19,646 and $118 for the years ended December 31, 2011 and 2010, respectively.

Advertising Costs

The costs of advertising are expensed as incurred.  Advertising expenses are included in the Company’s operating expenses.   Advertising expense was $63,747 and $74,017 for the years ended December 31, 2011 and 2010, respectively

Research and Development

The Company expenses research and development costs when incurred.  Research and development costs include engineering and laboratory testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Earnings (Loss) Per Share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares.  The Company has issued options to several investors, upon their purchase of shares.  Options, whose strike price is less than the current market value, are considered common stock equivalents and are included in dilutive earnings per share.

	December 31,
	2011		2010
Net Income (Loss)	$(2,907,062)		$23,600

Weighted Average Shares
Common Stock	131,434,806		113,697,283
Common stock equivalents (Options)	-	*	579,288
	131,434,806		114,276,571

* Net loss for the period, options and other dilutive common stock equivalents are anti-dilutive and are excluded from computation.

3.         Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on its financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. As this accounting standard only requires enhanced disclosure, the adoption of this standard is not expected to have an impact our financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05). This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers the requirement within ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. During the deferral, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the issuance of ASU 2011-05. These ASUs are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As these accounting standards do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income, the adoption of these standards is not expected to have an impact on our financial position or results of operations.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (level 3)  inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our financial position or results of operations.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

4.         Inventory

Inventory primarily consists of:
	December 31,
	2011	2010
Metal cutting fuel	$10,098	$8,381
Units, Construction in process	646,894	1,546,426
	$656,992	$1,554,807

5.         Long Lived Assets

Property and equipment consists of:
	December 31,
	2011	2010
Machinery and equipment	$125,577	$49,778
Furniture and office equipment	20,381	5,352
Transportation	27,050	4,325
Production units	1,972,750	-
Cylinders	460,164	-
	2,605,922	59,455
Less accumulated depreciation	44,538	8,839
	$2,561,384	$50,616

Depreciation of equipment was $35,699 and $8,464 for the years ended December 31, 2011 and 2010, respectively.

Intellectual property:
The Company owns intellectual property, which it is amortizing on a straight-line basis over the assets useful life.  The Company assesses fair market value for any impairment to the carrying values.  As of December 31, 2011 management concluded that there was no impairment to the intangible assets.
	December 31,
	2011	2010
Intellectual property	$727,000	$727,000
Less accumulated amortization	151,511	103,044
	$575,489	$623,956

Future amortization through December 31,:
2012	$48,467
2013	48,467
2014	48,467
2015	48,467
2016	48,467
2017 and thereafter	333,154
	$575,489

Amortization of the intangible assets was $48,467 and $48,467 for the years ended December 31, 2011 and 2010, respectively.

Management periodically reviews the valuation of this asset for potential impairments.  Consideration of various risks to the valuation and potential impairment includes, but is not limited to:  (a) the technology’s acceptance in the marketplace and our ability to attain projected forecasts of revenue (discounted cash flow of projections); (b) competition of alternative solutions; and (c) federal and state laws which may prohibit the use of our production machinery as currently designed.   Management has not impaired this asset, to date, and does not anticipate any negative impact from known current business developments. Management continuously measures the marketplace, potential revenue developments and competitive developments in the scientific industry.

6.         Investment in Joint Ventures

On June 25, 2010, the Company entered into agreement with a Belgium company, whereby 250,000 shares of MagneGas Corporation’s common stock and territorial license rights were exchanged for a 20% interest in MagneGas Europe.  The Company valued the investment in the Joint Venture at the fair market value of the shares issued ($23,750).   The Company does not have effective or beneficial control over the European entity and is to account for the investment under the Equity Method.  Current year activity for the joint venture was immaterial.

On June 28, 2010, the Company entered into agreement with DDI Industries, a China company, in formation of MagneGas China.  The Company is to provide mechanical drawings (for complete construction), computer programs, license of patents (Greater China Region), trademarks, etc. of the Plasma Arc Flow Recyclers to the new entity in exchange for a $2 million investment in MagneGas Corporation (received as of September 30, 2011; subscription at a share price of $0.135 or 14,814,814 common shares) and 20% share in MagneGas China.  The Company’s investment has been valued at $466,660, a mutually agreed amount for the technology license.  The MagneGas China entity has been funded in cash for an amount which reflects the intellectual property’s value. The Company does not have effective or beneficial control over the China entity and is to account for the investment under the Cost Method.  Current year activity for the joint venture was immaterial.

Our investments in joint ventures are considered as Level 3, as defined in FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820), and management considers alternative methods for valuing these investments to determine if there would be impairment to the current carrying value, currently our cost basis.   As of December 31, 2011, management does not believe any impairment exists with regard to the investments in joint ventures.

7.         Income Tax

Provision (Benefit) for Income Taxes

The provision for income taxes consists of the following:

	2011	2010
Current Tax Provision	$--	$16,400
Deferred Tax(Benefit) Provision	--	--
Total Tax (Benefit) Provision	$0	$16,400

A reconciliation of the expected Federal statutory rate of 34% to the Company’s actual rate as reported for each of the periods presented is as follows:

	2011	2010
Expected statutory rate	34.0%	34.0%
State Income tax rate, net of federal benefit	3.6%	3.6%
Permanent Differences	0.0%	0.0%
Temporary Differences	0.0%	3.4%
Valuation Allowance	(37.6)%	0.0%
	0.0%	41.0%

Deferred Income Taxes

Deferred income taxes are the result of timing differences between book and tax basis of certain assets and liabilities, timing of income and expense recognition of certain items and net operating loss carry-forwards.

The Company assesses temporary differences resulting from different treatments of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are recorded in our balance sheets. The Company evaluates the realizability of its deferred tax assets and assesses the need for a valuation allowance on an ongoing basis. In evaluating its deferred tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred tax assets depends upon generating sufficient future taxable income prior to the expiration of the tax attributes.  In assessing the need for a valuation allowance the Company must project future levels of taxable income. This assessment requires significant judgment. The Company examined the evidence related to a recent history of tax losses, the economic conditions in which it operates recent organizational changes, its forecasts and projections. The Company therefore has recorded deferred tax assets as of December 31, 2010, as it is satisfied the realization standard for the year ended December 31, 2010.  For the year ended 2011 the Company incurred a net operating loss.  The Company expects that future earnings will be in excess of the net operating losses incurred through date, however, management believes that the current loss does not provide positive evidence to which the recognition of future tax benefit can be applied and therefore has not recorded a tax benefit for the net operating loss in the current year.  The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit.

The Company had not previously recognized an income tax benefit for its operating losses generated since inception through December 31, 2009 based on uncertainties concerning its ability to generate taxable income in future periods of which, at the time, the realization could not be considered more likely than not.  Based on events occurring in 2010, management recognized such benefits to the extent that it could reasonably forecast.  Management has re-assessed the valuation allowance and the recognition of its deferred tax losses, however, based on the Company’s history of losses and other negative evidence resulting in the allowance, no income tax benefit will be recognized for the periods prior to 2009, as well as the current year.  Future years will require certain considerations in determining to what extent should be recognized, however this is dependent on certain events that will result in positive evidence.   The tax benefit for the prior periods, in the amount of $348,800, arising from operating losses as a start-up company and other temporary differences, has been off-set by an equal valuation allowance.  Current period would have resulted in a $1.2 million deferred tax benefit, which has been off-set by an equal (100%) valuation allowance.

The following is a schedule of the deferred tax assets and liabilities as of December 31, 2011 and 2011:

	December 31,
	2011	2010
Deferred Tax Assets
Net Operating Loss Carry Forwards	$456,500	$456,500

Deferred Tax Liabilities
Total Deferred Tax Assets (Liabilities)	$-	$-

Net Deferred Tax Asset (Liabilities)	$456,500	$456,500

 For balance sheet presentation the Company nets its current deferred tax assets and liabilities and non-current deferred tax assets and liabilities. The following table summarizes the presentation:

Balance Sheet Presentation
	2011	2010
Net current deferred tax assets (liabilities)	$—	$—

Net long-term deferred tax assets (liabilities)	$456,500	$456,500

Management believes that the Company has matured and product acceptance will generate the revenues and achieve a level of profitability creating taxable income of approximately $1,212,000 which would utilize the recognized deferred tax assets.

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of December 31, 2011 the Company has net operating loss carry forwards remaining from the following years:

Year	Net Operating
Generated	Loss	Expires
2007	375,000	2027
2008	977,000	2028
2009	1,255,000	2029
2010	--	2030
2011	2,937,000	2031
	$5,544,000

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2006 through 2011. The Company state income tax returns are open to audit under the statute of limitations for the years ending December 31, 2006 through 2011.

The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended December 31, 2011 and 2010.

8          Equity

The company has two classifications of stock:

Preferred Stock includes 10,000,000 shares authorized at a par value of $0.001. Preferred Stock has been issued as Series A Preferred Stock. Preferred Stock has liquidation and dividend rights over Common Stock, which is not in excess of its par value. The preferred stock has no conversion rights or mandatory redemption features. There have been 2,000 shares of Preferred Stock issued to an entity controlled by Dr. Ruggero Santilli and other members of the Board of Director. Each share of Preferred Stock is entitled to 100,000 votes.

Common Stock includes 900,000,000 shares authorized at a par value of $0.001. The number of authorized shares reflects an amendment to the Articles of Incorporation, increasing the authorized shares from 100,000,000 to 900,000,000. The holders of Common Stock and the equivalent Preferred Stock, voting together, shall appoint the members of the Board of the Directors. Each share of Common Stock is entitled to one vote.

Founding contributors were issued 67,052,000 shares during 2007.   As management determined that the Company had negligible value, no value was attributed to the founders’ shares.

During year ended December 31, 2009, the company issued 30,000,000 common shares, valued at $727,000 to secure intellectual property rights and 100,000 common shares under a consulting agreement (see Related Party Transactions).

The Company issues restricted common shares to employees and consultants at various times.  The restricted common shares are valued at the fair market value at the date of grant (closing market price).  The Company has issued 3,415,000 shares valued at $669,490and 2,426,000 shares valued at 240,143 during the years ended December 31, 2011 and 2010, respectively.

In the course of business, the Company has sold shares of common stock for the purposes of raising operating funds.   The Company has issued 27,529,087 shares for $$4,256,000 and 14,814,814 shares for $2,000,000 during the years ended December 31, 2011 and 2010, respectively.

During the year ended December 31, 2011, the Company issued 500,000 warrants to a consultant with an exercise term of 5 years and a strike price of $.15.  Additionally the Company issued 150,000 warrants, exercisable within 3years at $.30, for services related to the private placement efforts.  The Company calculated the value of these warrants at $98,500, based on using Black Scholes model.  The weighted average of assumptions used in the calculation were volatility of 151.7%, estimated life of 2.5 years, 0% forfeiture and risk free interest rate of 1.8%.  There were no options or warrants issued to employees and consultants during the year ended December 31, 2010.

During 2011, the Company also issued options attached to the purchase of shares at a 1:1 ratio, resulting in the issuance of 20,349,500 options.  Values for these attached options were included in the original capitalized transactions, as the values were not bifurcated from the investment proceeds.  These options are exercisable within 3 years at a price of $.30 per share. There were no options or warrants issued to investors during the year ended December 31, 2010.

The following table sets forth the summary of outstanding options:

			Weighted Average
	Options	Options	Intrinsic	Exercise	Remaining
	Outstanding	Vested	Value	Price	Term
Options, December 31, 2009	1,194,763	1,194,763	$0.12	$0.12	.1 years
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options, December 31, 2010	1,194,763	1,194,763
Granted	20,999,500	20,999,500	$0.30	$0.30	3.2 years
Exercised	-	-
Forfeited	(340,000)	(340,000)
Options, December 31, 2011	21,854,263	21,854,263

The use of an initial small production refinery has been contributed by Dr. Ruggero Santilli, Chief Executive Officer, Chief Scientist, and Chairman of the Board.  The computed rental values were based on the cost basis of the unit, which is approximately $210,000; the month to month rental agreement is $1,870 per month and has been charged to equipment rental expense in the operating expenses.  To reflect the contributed value, the corresponding entry has been charged to additional paid in capital, and is included in the statement of stockholders’ equity.  Total contributed value was $22,440 for each of the years ended December 31, 2011 and 2010.  Due to production demand, on December 28, 2011, the Company and Dr. Santilli entered into an agreement to transfer the title of the unit to the Company in exchange for a demand note in the amount of $210,500 at an interest rate of 3%.

9.         Related Party Transactions

The following are the related party transactions in which we have engaged since May 2007:

At various times we received advances from a shareholder for an unsecured promissory note. All funds are at the same terms of the original shareholder note. These promissory notes have no repayment date; however it is payable within 30 days of written demand. Payment is to include accrued simple interest at 4%. All notes have been paid in full

In 2008, an advance in the amount of $10,000 was made by a company owned by a shareholder, for initial deposit for services. There were no repayment terms to this advance and the amount was payable upon demand. This has been paid in full

In February 2008, we entered into a 5 year consulting agreement with Dr. Santilli, whose knowledge and expertise of the technology is essential in the development of the MagneGas product. The terms of the consulting agreement consist of issuance of common stock (100,000 shares) and payment of $5,000 per month to Dr. Santilli, upon the determination by the board of directors of MagneGas Corporation of achieving adequate funding. The board of directors has since determined that Dr. Santilli’s monthly accrued salary will be $15,000 per month.

Beginning in April 2008, we entered into a month-to-month lease, at a monthly rate of $2,500 per month for facilities to occupy approximately 3,000 square feet of a 6,000 square foot building and the use of certain equipment and utilities, as needed. In January 2011, the Company expanded to occupy 5,000 square feet of the building and as a result, the rent was increased to $4,000 per month. The facility allows for expansion needs. The lease is held by a company that is effectively controlled by Dr. Santilli.

On December 28, 2009 we acquired all relevant patents and intellectual property for the MagneGas technology from a company, Hyfuels, Inc. related by common management, that originally secured an intellectual property license. We issued 30,000,000 shares of common stock, valued at the fair market trading value of the stock at the time of purchase, in exchange for the intellectual property and U.S. patents. We have no further transactions contemplated with HyFuels, Inc.

The use of an initial small production refinery has been contributed by Dr. Santilli. The value of the refinery is approximately $210,000; the computed fair value of this month to month rental agreement is $1,870 per month and has been charged to equipment rental expense in the operating expenses, beginning in July 2008. Due to production demand, on December 28, 2011, the Company and Dr. Santilli entered into an agreement to transfer the title of the unit to the Company in exchange for a demand note in the amount of $210,500 at an interest rate of 3%.

We entered into an agreement to acquire a 20% ownership of Magnegas Europe. MagneGas Europe is related by common management. The CEO of Magnegas Europe, Ermanno Santilli, is also the Vice President of the Company and is the son of Dr. Santilli. Dr. Santilli is also a shareholder of Magnegas Europe.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

10.       Segment Information

The following information is the results of our operating revenue segments:

	Revenue	Costs	Margin

December 31, 2011
Segments:
Unit Sales	$-	$-	$-
License Fees	243,332	-	243,332
Metal Cutting	138,560	42,946	95,614
	$381,892	$42,946	$338,946

December 31, 2010
Segments:
Unit Sales	$1,855,000	$658,637	$1,196,363
License Fees	146,666	-	146,666
Metal Cutting	34,572	71,308	(36,736)
	$2,036,238	$729,945	$1,306,293

11.       Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  The Company operates with waste, hazardous material and within a highly regulated industry, which may lend itself to legal matters.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

12.       Subsequent events

Subsequent to December 31, 2011, the Company has agreed to purchase certain intellectual property rights from an officer for 998,000 shares of preferred stock.  The stock was valued at par value of $998.

Financial Statements

MagneGas Corporation

As of March 31, 2012 (unaudited) and December 31, 2011 (audited)
And for the Three Months Ended March 31, 2012 (unaudited) and 2011 (unaudited)

MagneGas Corporation
Balance Sheets

	March 31,	December 31,
	2012	2011
	(unaudited)	(audited)
Assets
Current Assets
Cash	$3,507,634	$1,429,412
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	49,394	19,050
Inventory, at cost	694,260	656,992
Prepaid and other current assets	2,500	2,500
Total Current Assets	4,253,788	2,107,954

Property and equipment, net of accumulated depreciation of $103,936 and $44,538, respectively	2,903,606	2,561,384
Deferred tax asset	456,500	456,500
Intangible assets, net of accumulated amortization of $163,628 and $151,511, respectively	563,372	575,489
Investment in joint ventures	490,410	490,410
Total Assets	$8,667,676	$6,191,737

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$244,493	$291,249
Accrued expenses	141,411	125,011
Deferred revenue and customer deposits	303,329	326,662
Due to stockholder	210,500	210,500
Due to related parties	22	13,400
Total Current Liabilities	899,755	966,822

Total Liabilities	899,755	966,822

Stockholders' Equity
Preferred stock: $0.001 par; 10,000,000 authorized; 1,000,000 issued and outstanding	1,000	2
Common stock: $0.001 par; 900,000,000 authorized; 172,101,796 and 154,389,296 issued and outstanding, respectively	172,102	154,389
Additional paid-in capital	13,409,611	10,195,954
Issued and unearned stock compensation	(23,333)	(28,333)
Accumulated deficit	(5,791,459)	(5,097,097)
Total Stockholders' Equity	7,767,921	5,224,915

Total Liabilities and Stockholders' Equity	$8,667,676	$6,191,737

The accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Statements of Operation
Three Months Ended March 31, 2012 and 2011
(unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue:
Metal cutting	$108,650	$25,655
License fees	23,333	73,333
	131,983	98,988

Direct costs, metal cutting	65,475	21,274
	66,508	77,714

Operating Expenses:
Advertising	26,662	13,513
Selling	123,784	86,018
Professional: technical	3,745	390
Professional: legal and accounting	86,705	70,288
Rent and overhead	40,780	28,235
Office and administration	315,120	82,014
Investor relations	35,282	8,510
Stock-based compensation	5,998	101,240
Research and development	49,657	17,059
Depreciation and amortization	71,515	15,909
Total Operating Expenses	759,248	423,176

Operating Income (Loss)	(692,740)	(345,462)

Other Income and (Expense)
Interest	(1,622)	49
Total Other Income and (Expense)	(1,622)	49

Net Income (Loss) before tax benefit	(694,362)	(345,413)
Provision for Income Taxes	-	(130,000)
Net Income (Loss)	$(694,362)	$(215,413)

Loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)
Weighted average common shares:
Basic	154,731,878	123,471,876
Diluted	154,731,878	123,471,876

The accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Statement of Cash Flows
For the Three Months Ended March 31, 2012 and 2011
(unaudited)

	March 31,
	2012	2011

Cash Flows from Operations
Net loss	$(694,362)	$(215,413)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	71,515	15,909
Stock compensation	5,998	101,240
Waiver of related party expenses	-	5,610
Deferred income taxes	-	(130,000)
Changes in operating assets:
Accounts receivable	(30,344)	(2,268)
Inventory	(37,268)	(245,577)
Prepaid & other current assets	-	30,000
Accounts payable	(46,756)	(52,841)
Accrued expenses	16,400	1,302
Deferred revenue and customer deposits	(23,333)	(73,333)
Total adjustments to net income	(43,788)	(349,958)
Net cash (used in) operating activities	(738,150)	(565,371)

Cash Flows from Investing Activities
Acquisition of equipment	(401,620)	(14,567)
Net cash flows (used in) investing activities	(401,620)	(14,567)

Cash Flows from Financing Activities
Advances from related party	(13,378)	(41,866)
Proceeds from issuance of common stock	3,231,370	-
Net cash flows provided by (used in) investing activities	3,217,992	(41,866)

Net increase (decrease) in cash	2,078,222	(621,804)

Cash balance, beginning	1,429,412	917,495

Cash balance, ending	$3,507,634	$295,691

Supplemental disclosure of cash flow information and non cash investing and financing activities:
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

MagneGas Corporation
Notes to Financial Statements
(Unaudited)
For the Three Months Ended March 31, 2012 and 2011

  1.          Background Information

MagneGas Corporation (the “Company”) was organized in the state of Delaware on December 9, 2005. The Company was originally organized under the name 4307, Inc, for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased and the Company name was changed to MagneGas Corporation.

MagneGas Corporation is an alternative energy company that creates and produces hydrogen based alternative fuel through the gasification of liquid waste. We have developed a process which transforms various types of liquid waste through a proprietary plasma arc machine. The result of the product is to carbonize the waste for normal disposal. A byproduct of this process is to produce an alternative to natural gas currently sold in the metalworking market. We produce gas bottled in cylinders for the purpose of distribution to the metalworking market as an alternative to acetylene. Additionally, we market, for sale or licensure, our proprietary plasma arc technology. Through the course of our business development, we have established a retail and wholesale platform to sell our fuel for use in the metalworking and manufacturing industries. In 2010, we recognized our initial sale of a Plasma Arc Flow unit and are continuing efforts to sell or lease additional equipment to end users.

2.         Summary of Significant Accounting Policies

The significant accounting policies followed are:

Basis of Presentation

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the three month periods ended March 31, 2012 and 2011; (b) the financial position at March 31, 2012; and (c) cash flows for the three month periods ended March 31, 2012 and 2011, have been made.

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Certain reclassifications have been made to prior year classifications for comparability purposes.

Use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The financial statements presented include estimates for patent life, recoverability of deferred tax assets and collections on our receivables.  Our estimates include consideration of the useful lives of our intellectual property, allocations to research and development costs and recognition of deferred tax assets.

Variable Interest Entities

The Company considers the consolidation of entities to which the usual condition (ownership of a majority voting interest) of consolidation does not apply, focusing on controlling financial interests that may be achieved through arrangements that do not involve voting interest.  If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary.  The primary beneficiary is generally required to consolidate assets, liabilities and non-controlling interests at fair value (or at historical cost if the entity is a related party) and subsequently account for the variable interest as if it were consolidated based on a majority voting interest. The Company has investments in joint ventures that are in development of the MagneGas technology, however the Company is not identified as a primary beneficiary; therefore no consolidation is required and the investments are listed at their cost.

Fair Value of Financial Instruments

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principle or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, inventory, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.  The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the delivery of MagneGas sales to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.  Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Revenue Recognition

The Company generates revenue through two processes: (1) Sale of MagneGas fuel for metal cutting and (2) Sale of its Plasma Arc Flow units.  Additionally we also recognize revenue from territorial license arrangements.

•	Revenue for metal-working fuel is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
•
Revenue generated from sales of its production unit is recognized on a percentage of completion, based on the progress during manufacturing of the unit.  Our machine is a significant investment and generally requires a 6 to 9 month production cycle.  During the course of building a unit the actual costs are tracked to our cost estimates and revenue is proportionately recognized during the process.   Significant deposits are required before production.  These deposits are classified as customer deposits.  During our production, costs and progress earnings are accumulated and included in “Costs and earnings” as an asset.

•
Licenses are issued, per contractual agreement, for distribution rights within certain geographic territories.  We recognize revenue ratably, based on the amounts paid or values received, over the term of the licensing agreement.

Inventories

Inventories are stated at the lower of standard cost or market, which approximates actual cost. Cost is determined using the first-in, first-out method.  Inventory is comprised of filled cylinders of MagneGas and accessories (regulators and tips) available for sale and accumulated costs incurred in the manufacturing process of units held for future sales.

Long-Lived Assets

Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives (3-7 years).  Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the straight line method over their specific life (15 years).  Historical costs are reviewed and evaluated for their net realizable value of the assets.  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at March 31, 2012 and December 31, 2011.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

Stock Based Compensation

The Company issues restricted stock to consultants for various services Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  Stock compensation for the periods presented were issued to consultants for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  In May 2008 the Company entered into a consulting agreement for services to be rendered over a five year period.  The consulting expense is to be recognized ratably over the requisite service period.

Shipping Costs

The Company includes shipping costs and freight-in costs in direct costs.

Advertising Costs

The costs of advertising are expensed as incurred.  Advertising expenses are included in the Company’s operating expenses.   Advertising expense was $26,662 and $13,513 for the three months ended March 31, 2012 and 2011, respectively.

Research and Development

The Company expenses research and development costs when incurred.  Research and development costs include engineering and laboratory testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Earnings (Loss) Per Share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares.  In periods of net loss, stock equivalents are excluded, as those shares would be anti-dilutive. The Company has issued options to several investors, upon their purchase of shares.  Options, whose strike price is less than the current market value, are considered common stock equivalents and are included in dilutive earnings per share.

	March 31,		March 31,
	2012		2011
Net (Loss)	$(694,362)		$(215,413)

Weighted Average Shares
Common Stock	154,731,878		123,471,876
Common stock equivalents (Options)	-	*	-	*
	154,731,878		123,471,876

 * Net loss for the period, options and other dilutive common stock equivalents are anti-dilutive and are excluded from computation.

3.         Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

4.         Inventory

Inventory primarily consists of:
	March 31,	December 31,
	2012	2011
Metal cutting fuel	$10,097	$10,098
Units, Construction in process	684,163	646,894
	$694,260	$656,992

5.         Long Lived Assets

Property and equipment consists of:

	March 31,	December 31,
	2012	2011
Machinery and equipment	$125,577	$125,577
Furniture and office equipment	37,001	20,381
Transportation	27,050	27,050
Production units	1,972,750	1,972,750
Cylinders	845,164	460,164
	3,007,542	2,605,922
Less accumulated depreciation	103,936	44,538
	$2,903,606	$2,561,384

Depreciation of equipment was $59,398 and $3,793 for the three months ended March 31, 2012 and 2011, respectively.

Intellectual property:

The Company owns intellectual property, which it is amortizing on a straight-line basis over the assets useful life.  The Company assesses fair market value for any impairment to the carrying values.  As of March 31, 2012 and December 31, 2011 management concluded that there was no impairment to the intangible assets.

	March 31,	December 31,
	2012	2011
Intellectual property	$727,000	$727,000
Less accumulated amortization	163,628	151,511
	$563,372	$575,489

Future amortization through December 31,:
2012	$36,350
2013	48,467
2014	48,467
2015	48,467
2016	48,467
2017 and thereafter	333,154
	$563,372

Amortization of the intangible assets was $12,117 and $12,116 for the three months ended March 31, 2012 and 2011, respectively.

Management periodically reviews the valuation of this asset for potential impairments.  Consideration of various risks to the valuation and potential impairment includes, but is not limited to:  (a) the technology’s acceptance in the marketplace and our ability to attain projected forecasts of revenue (discounted cash flow of projections); (b) competition of alternative solutions; and (c) federal and state laws which may prohibit the use of our production machinery as currently designed.   Management has not impaired this asset, to date, and does not anticipate any negative impact from known current business developments. Management continuously measures the marketplace, potential revenue developments and competitive developments in the scientific industry.

6.         Investment in Joint Ventures

On June 25, 2010, the Company entered into agreement with a Belgium company, whereby 250,000 shares of MagneGas Corporation’s common stock and territorial license rights were exchanged for a 20% interest in MagneGas Europe.  The Company valued the investment in the Joint Venture at the fair market value of the shares issued ($23,750).   The Company does not have effective or beneficial control over the European entity and is to account for the investment under the Equity Method.

On June 28, 2010, the Company entered into agreement with DDI Industries, a China company, in formation of MagneGas China.  The Company is to provide mechanical drawings (for complete construction), computer programs, license of patents (Greater China Region), trademarks, etc. of the Plasma Arc Flow Recyclers to the new entity in exchange for a $2 million investment in MagneGas Corporation (received as of September 30, 2010; subscription at a share price of $0.135 or 14,814,814 common shares) and 20% share in MagneGas China.  The Company’s investment has been valued at $466,660, a mutually agreed amount for the technology license.  The MagneGas China entity has been funded in cash for an amount which reflects the intellectual property’s value. The Company does not have effective or beneficial control over the China entity and is to account for the investment under the Equity Method.

Our investments in joint ventures are considered as Level 3, as defined in FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820), and management considers alternative methods for valuing these investments to determine if there would be impairment to the current carrying value, currently our cost basis.   As of December 31, 2011, management does not believe any impairment exists with regard to the investments in joint ventures.

7.           Deferred Revenue and Customer Deposits

The Company has received deposits on production units and fees for exclusive territorial license.  We have deferred the associated revenues until such time that production order is placed and produced (recognition under percentage of completion method) or through the passage of time (recognition over the life of the license term).

	March 31,	December 31,
	2012	2011
Mexico territory license, non-refundable payment from a company for a six-month period ending February 28, 2011	$150,000	$150,000
China territory license, exclusive 5 year license, expiring June 28, 2015	466,660	466,660
Philippines, deposit on production unit	100,000	100,000
	716,660	716,660
Portion recognized	413,331	389,998
Deferred revenue and customer deposits	$303,329	$326,662

The amount recognized as revenue under licensing arrangements was $23,333 and $73,333 for the three months ended March 31, 2012 and 2011, respectively.

8.         Income Tax

Provision (Benefit) for Income Taxes

The provision for income taxes consists of the following:

	March 30, 2011	March 30, 2011
Current Tax Provision	$-	$-
Deferred Tax(Benefit) Provision	-	-
Total Tax (Benefit) Provision	$-	$-

Deferred Income Taxes

Deferred income taxes are the result of timing differences between book and tax basis of certain assets and liabilities, timing of income and expense recognition of certain items and net operating loss carry-forwards.

The Company assesses temporary differences resulting from different treatments of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are recorded in our balance sheets. The Company evaluates the realizability of its deferred tax assets and assesses the need for a valuation allowance on an ongoing basis. In evaluating its deferred tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred tax assets depends upon generating sufficient future taxable income prior to the expiration of the tax attributes.  In assessing the need for a valuation allowance the Company must project future levels of taxable income. This assessment requires significant judgment. The Company examined the evidence related to a recent history of tax losses, the economic conditions in which it operates recent organizational changes, its forecasts and projections. The Company therefore has recorded deferred tax assets as of December 31, 2011, as it is satisfied the realization standard for the year ended December 31, 2011.  The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit.

The Company had not previously recognized an income tax benefit for its operating losses generated since inception through December 31, 2009 based on uncertainties concerning its ability to generate taxable income in future periods of which, at the time, the realization could not be considered more likely than not.  Based on events subsequent to the balance sheet date, management has re-assessed the valuation allowance and the recognition of its deferred tax losses, however, based on the Company’s history of losses and other negative evidence resulting in the allowance, no income tax benefit will be recognized for prior periods.  The tax benefit for the prior periods, in the amount of $348,800, arising from operating losses as a start-up company and other temporary differences, has been off-set by an equal valuation allowance.

The following is a schedule of the deferred tax assets and liabilities as of March 31, 2012 and 2011:

	March 30,	December 31,
	2011	2011
Deferred Tax Assets
Net Operating Loss Carry Forwards	$456,500	$456,500

Deferred Tax Liabilities
Total Deferred Tax Assets (Liabilities)	$-	$-

Net Deferred Tax Asset (Liabilities)	$456,500	$456,500

For balance sheet presentation the Company nets its current deferred tax assets and liabilities and non-current deferred tax assets and liabilities.

Management believes that the Company has matured and product acceptance will generate the revenues and achieve a level of profitability that would create taxable income of approximately $1.2 million which would utilize the recognized deferred tax assets.

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.  As of December 31, 2011 the Company has net operating loss carry forwards remaining from the following years:

	Net
	Operating	Year
Year Generated	Loss	Expires
2007	$375,000	2027
2008	977,000	2028
2009	1,255,000	2029
2011	2,126,000	2031
	$4,733,000

The adoption of provisions, required by Accounting Standard Codification (“ASC”) No. 740, did not result in any adjustments.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2006 through 2011. The Company state income tax returns are open to audit under the statute of limitations for the years ending December 31, 2006 through 2011.

The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the three months ended March 31, 2012 and 2011.

9.          Equity

The company has two classifications of stock:

Preferred Stock includes 10,000,000 shares authorized at a par value of $0.001. Preferred Stock has been issued as Series A Preferred Stock. Preferred Stock has liquidation and dividend rights over Common Stock, which is not in excess of its par value. The preferred stock has no conversion rights or mandatory redemption features. There have been 1,000,000 shares of Preferred Stock issued to an entity controlled by Dr. Ruggero Santilli and other members of the Board of Directors. Each share of Preferred Stock is entitled to 100,000 votes.

Common Stock includes 900,000,000 shares authorized at a par value of $0.001. The holders of Common Stock and the equivalent Preferred Stock, voting together, shall appoint the members of the Board of the Directors. Each share of Common Stock is entitled to one vote.

Common Stock Issuances

Founding contributors were issued 67,052,000 shares during 2007.   As management determined that the Company had negligible value, no value was attributed to the founders’ shares.

During year ended December 31, 2009, the company issued 30,000,000 common shares, valued at $727,000 to secure intellectual property rights and 100,000 common shares under a consulting agreement (see Related Party Transactions). The Consulting agreement was for a five year period, the unearned portion is ratably charged to operations with corresponding reduction to unearned stock compensation, reflected as a contra-equity.

The use of an initial small production refinery has been contributed by Dr. Ruggero Santilli, Chief Executive Officer, Chief Scientist, and Chairman of the Board.  The computed rental values were based on the cost basis of the unit, which is approximately $210,500; the month to month rental agreement is $1,870 per month and has been charged to equipment rental expense in the operating expenses.  To reflect the contributed value, the corresponding entry has been charged to additional paid in capital, and is included in the statement of stockholders’ equity.  Total contributed value was $5,610 for the three months ended March 31, 2011 and $22,440 for the year ended December 31, 2011.  Due to production demand, on December 28, 2011, the Company and Dr. Santilli entered into an agreement to transfer the title of the unit to the Company in exchange for a demand note in the amount of $210,500 at an interest rate of 3%.

The Company issued 998,000 shares of preferred stock to the controlling members in January 2012, valued at par, $998.

On June 1, 2011 (the “Closing Date”), the Company executed agreements for two private offerings of its common stock (each an “Offering”).  In connection with the Offerings, the Company entered into two securities purchase agreements (each a “Securities Purchase Agreement”) with DDI Industry International (Beijing) Co., Ltd (the “Investor”).  Pursuant to the first Securities Purchase Agreement, the Company issued an aggregate of 3,846,254 shares of its common stock (the “Shares”) to the Investor for a purchase price of $500,000, at $0.13 per share.  Pursuant to the second Securities Purchase Agreement, the Company issued an aggregate of 3,333,333 Shares to the Investor for a purchase price of $561,248, at $0.168 per share.  The Company has received the proceeds from both offerings. The second offering, in the amount of $561,248 was received in August 2011.

Prior to this Offering, the Company and the Investor did have a material relationship.  In June 2010, the Company entered into an agreement with the Investor to form a Chinese joint venture (“MagneGas China”).  Pursuant to the agreement, the Investor acquired exclusive MagneGas™ Technology and manufacturing rights for the Greater China Market.  The Investor also acquired 14,814,815 shares of the Company’s common stock at a purchase price of $2 million and purchased a 300Kw Plasma Arc Refinery at a purchase price of $1.855 million.  The Company owns 20% of the equity in MagneGas China and the Company’s Chief Executive Officer, Dr. Ruggero Santilli, is a member of the board of directors.  Allen Feng, the President and Chief Executive Officer of the Investor, is also a member of the Board of Directors of the Company.

In the quarter ended March 31, 2012 the Company entered into a definitive agreement with investors to sell in a private placement an aggregate 19,412,500 shares of its common stock and warrants to purchase 9,706,250 shares of its common stock at a purchase price of $0.20 per unit, resulting in gross proceeds to the Company of approximately $3,882,500.00, before deducting placement agent fees and other offering expenses.  The warrants are exercisable at an exercise price of $0.40 per share and expire five years from the initial closing date. Pursuant to the terms of the definitive agreement, the Company conducted two closings with parties to the definitive agreement.  The initial closing occurred on March 29, 2012, for gross proceeds of $3,117,500 in exchange for 15,587,500 shares of common stock and warrants to purchase an additional 7,793,750 shares of common stock.  The second closing was completed on April 3, 2012 As of March 31, 2012, the second closing has received subscriptions of $425,000 has been subscribed for 2,125,000 common and warrants for an additional 1,062,500 shares of common.

Options and Warrants

In the period ending March 31, 2011, the Company issued 500,000 warrants to a consultant with an exercise term of 5 years and a strike price of $.15.  The Company calculated the value of these shares at $68,500, based on using Black Sholes model.  Assumptions used in the calculation were volatility of 151.7%, estimated life of 2.5 years, 0% forfeiture and risk free interest rate of 1.8%.  There were no options or warrants issued to employees and consultants during the year ended December 31, 2010.

During 2011, the Company also issued options attached to the purchase of shares at a 1:1 ratio, resulting in the issuance of 20,349,500 options.  Value for these attached options was included in the original capitalized transactions.  These options are exercisable within 3 years at a price of $.30 per share.

During the quarter ended March 31, 2012, in association with the private placement stated above, there were 10,768,750 options issued with the $3,882,500 raise.  These options are for a five year period with an exercise price of $.40 per share.

The following is a summary of outstanding options and warrants:

			Weighted Average
	Options	Options	Intrinsic	Exercise	Remaining
	Outstanding	Vested	Value	Price	Term
Options, December 31, 2010	1,194,763	1,194,763	$0.12	$0.12	.1 years
Granted	20,999,500	20,999,500	$0.70	$0.70	5.0 years
Exercised	-	-
Forfeited	(340,000)	(340,000)
Options, December 31, 2011	21,854,263	21,854,263
Granted	8,856,250	8,856,250	$0.40	$0.40	5.0 years
Exercised	-	-
Forfeited	-	-
Options, March 31, 2012	30,710,513	30,710,513

10.         Related Party Transactions

The following are the related party transactions in which we have engaged since May 2007:

At various times we received advances from a shareholder for an unsecured promissory note. All funds are at the same terms of the original shareholder note. These promissory notes have no repayment date; however it is payable within 30 days of written demand. Payment is to include accrued simple interest at 4%. All notes have been paid in full

In 2008, an advance in the amount of $10,000 was made by a company owned by a shareholder, for initial deposit for services. There were no repayment terms to this advance and the amount was payable upon demand. This has been paid in full.

In February 2008, we entered into a 5 year consulting agreement with Dr. Santilli, whose knowledge and expertise of the technology is essential in the development of the MagneGas product. The terms of the consulting agreement consist of issuance of common stock (100,000 shares) and payment of $5,000 per month to Dr. Santilli, upon the determination by the board of directors of MagneGas Corporation of achieving adequate funding. The board of directors has since determined that Dr. Santilli’s monthly accrued salary will be $15,000 per month.

Beginning in April 2008, we entered into a month-to-month lease, at a monthly rate of $2,500 per month for facilities to occupy approximately 3,000 square feet of a 6,000 square foot building and the use of certain equipment and utilities, as needed. In January 2011, the Company expanded to occupy 5,000 square feet of the building and as a result, the rent was increased to $4,000 per month. The facility allows for expansion needs. The lease is held by a company that is effectively controlled by Dr. Santilli.

On December 28, 2009 we acquired all relevant patents and intellectual property for the MagneGas technology from a company, Hyfuels, Inc. related by common management, that originally secured an intellectual property license. We issued 30,000,000 shares of common stock, valued at the fair market trading value of the stock at the time of purchase, in exchange for the intellectual property and U.S. patents. We have no further transactions contemplated with HyFuels, Inc.

The use of an initial small production refinery has been contributed by Dr. Santilli. The value of the refinery is approximately $210,000; the computed fair value of this month to month rental agreement is $1,870 per month and has been charged to equipment rental expense in the operating expenses, beginning in July 2008.  Due to production demand, on December 28, 2011 the Company entered into an agreement to transfer the title of the unit to Magnegas Corporation in exchange for a promissory note of $210,500. This note was paid in April 2012.

We entered into an agreement to acquire a 20% ownership of Magnegas Europe. MagneGas Europe is related by common management. The CEO of Magnegas Europe, Ermanno Santilli, is also the Vice President of the Company and is the son of Dr. Santilli. Dr. Santilli is also a shareholder of Magnegas Europe.

11.       Segment Information

The following information is the results of our operating revenue segments:

	Revenue	Costs	Margin

March 31, 2012
Segments:
Metal Cutting	$108,650	$65,475	$43,175
License Fees	23,333	-	23,333
Unit Sales	-	-	-
	$131,983	$65,475	$66,508

March 31, 2011
Segments:
Metal Cutting	$25,655	$21,274	$4,381
License Fees	73,333	-	73,333
Unit Sales	-	-	-
	$98,988	$21,274	$77,714

12.       Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  The Company operates with waste, hazardous material and within a highly regulated industry, which may lend itself to legal matters.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

13.       Subsequent Event

The Company has completed a second round of a private placement for total proceeds of $3,882,500, of which $3,542,500 was received on March 29, 2012.  On April 3, 2012 the remaining balance of $340,000 was received.  Investors received 1,700,000 shares of common stock upon final closing of funding.  The investors also received options to purchase an additional 850,000 shares of common at an exercise price of $0.40 per share, exercisable within five years of issuance.

On April 18, 2012, the Company issued 2,150,000 shares of its common stock to certain individuals as compensation for services rendered to the Company.

Shares of Common Stock

MAGNEGAS CORPORATION

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until                 , 2012, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NORTHLAND CAPITAL MARKETS

The date of this prospectus is:                    , 2012

PART II— INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$1,489.80
Federal Taxes	0
State Taxes and Fees	0
Underwriter Fees and Expenses	75,000
Accounting fees and expenses	0
Legal fees and expense	105,000
Blue Sky fees and expenses	0
Miscellaneous	1,800
Total	$191,289.80

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities.

On June 22, 2010, we entered into phase II of its licensing agreement (“the Agreement”) with DDI, a Beijing, China company. Pursuant to the Agreement, DDI acquired 14,814,815 shares of our common stock at a purchase price of $0.135 per share. On each of July 6, 2010 and September 30, 2010 we issued 7,407,407 shares of common stock to DDI. The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On June 1, 2011, we executed agreements for two private offerings of its common stock. In connection with the offerings, we entered into two securities purchase agreements (each a “Securities Purchase Agreement”) with DDI. Pursuant to the first Securities Purchase Agreement, on June 18, 2011 we issued an aggregate of 3,846,254 shares of our common stock to DDI for a purchase price of $500,000, at $0.13 per share.  Pursuant to the second Securities Purchase Agreement, on August 19, 2011 we issued an aggregate of 3,333,333 shares to DDI for a purchase price of $561,248, at $0.168 per share.

The sale of the shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S promulgated.  We made this determination based on the representations of DDI which included, in pertinent part, that DDI was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from DDI that (i) DDI is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) DDI agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) DDI has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) DDI had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) DDI has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On August 4, 2011, we entered into an Engagement Letter with Northland Securities, Inc. to act as placement agent in a private offering and, pursuant to the terms of the Engagement Letter, we issued to the placement agent warrants to acquire 150,000 shares of our common stock, exercisable for a period of ten years from the original issuance date with an exercise price of $0.25 per share.  On December 23, 2011 the term of such warrants was amended such that the warrants are exercisable for a period of five years from the original issuance date.

On October 28, 2011, we conducted a private placement of investment units (each, a “Unit” and collectively, the “Units”), each consisting of one (1) share of common stock and a five-year warrant to purchase one (1) share of common stock of the Company at an exercise price of $0.30 per share. Through this offering, we sold 17,162,500 Units consisting of 17,162,500 shares of our common stock and 17,162,500 warrants.

On November 8, 2011, we held a second closing of the private placement. In the second closing, we sold 2,500,000 Units consisting of 2,500,000 shares of our common stock and 2,500,000 warrants.

The sale of the Units and the issuance of the shares and the warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation. We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each investor that (i) such investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the investor agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In connection with the October 28, 2011 and November 8, 2011 private placement closings, on November 8, 2011, we issued warrants to acquire 983,125 shares of our common stock (the “2011 Agent Warrants”) to Northland Securities, Inc., the placement agent and its sub-agents, or their respective designees, in the offering, of which 2011 Agent Warrants to acquire 125,000 shares of our common stock were issued in connection with the November 8, 2011 closing and 2011 Agent Warrants to acquire 858,125 shares of the our common stock were issued in connection with the October 28, 2011 closing. The 2011 Agent Warrants are exercisable for a period of five years from the original issuance date with an exercise price of $0.30 per share. The exercise prices of the 2011 Agent Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

On March 29, 2012, we completed an initial closing for a private placement of 15,587,500 shares of our common stock and warrants to purchase 7,793,750 shares of our common stock for gross proceeds to us of $3,117,500, before deducting placement agent fees and other offering expenses.   On April 3, 2012, we completed a second closing for the private placement. In the second closing, we sold 3,825,000 shares of common stock and warrants to purchase 1,912,500 shares of our common stock.  The sale and the issuance of the Shares and the Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S.  We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each investor that (i) such investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the investor agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In connection with the March 29, 2012 and April 3, 2012 private placement closings, on April 3, 2012, we issued a warrant to acquire an aggregate of 970,625 shares of our common stock (the “2012 Agent Warrants”) to Northland Securities, Inc., the placement agent and its sub-agents, or their respective designees, in private placement. The 2012 Agent Warrants are exercisable for a period of five years from the original issuance date with an exercise price of $0.40 per share. The exercise price of the 2012 Agent Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

On April 18, 2012, we issued 2,150,000 shares of our common stock to certain individuals as compensation for services rendered to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 16. Exhibits.

See Exhibit Index following the signature page.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Tarpon Springs, State of Florida, on May 30, 2012.

MAGNEGAS CORPORATION

By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
President and Chief Executive Officer

By:	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer

We, the undersigned officers and directors of MagneGas Corporation, hereby severally constitute Dr. Ruggero Maria Santilli, Scott Wainwright and Luisa Ingargiola, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable MagneGas Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Ruggero Maria Santilli	Chairman of the Board and Chief Executive Officer	May 30, 2012
Dr. Ruggero Maria Santilli

/s/ Scott Wainwright	President and Director	May 30, 2012
Scott Wainwright

/s/ Luisa Ingargiola	Chief Financial Officer, Secretary and Director	May 30, 2012
Luisa Ingargiola	(chief accounting officer)

/s/ Carla Santilli	Director	May 30, 2012
Carla Santilli

/s/ Allen Feng	Director	May 30, 2012
Allen Feng

EXHIBIT INDEX

Exhibit Number	Description	Filing Method
1.1	Form of Underwriting Agreement	To be filed by amendment

2.1	Stock Purchase Agreement by and between 4307, Inc. and Clean Energies Tech Co. dated April 2, 2007 (1)	Incorporated by reference

3.1(a)	Certificate of Incorporation (2)	Incorporated by reference

3.1(b)	Certificate of Designation for Series A Preferred Stock	Filed herewith

3.2	Bylaws (2)	Incorporated by reference

4.1	Form of Class A Warrant (3)	Incorporated by reference

4.2	Form of Class A Agent Warrant (4)	Incorporated by reference

4.3	Engagement Warrant, issued August 4, 2011 by the Company, as amended December 23, 2011 (5)	Incorporated by reference

4.4	Form of Class B Warrant (6)	Incorporated by reference

4.5	Form of Class B Agent Warrant (6)	Incorporated by reference

4.6	Form of Underwriter Warrant	To be filed by amendment

5.1	Opinion of Anslow & Jaclin LLP	To be filed by amendment

10.1	Consulting Agreement with Dr. Santilli (7)	Incorporated by reference

10.2	Employment Agreement with Scott Wainwright (8)	Incorporated by reference

10.3	Employment Agreement with Ermanno Santilli (8)	Incorporated by reference

10.4	Joint Venture Agreement among DDI Industry International (Beijing) Co., Ltd., MagneGas Corporation and Hyfuels, Inc. dated June 22, 2010 (9)	Incorporated by reference

10.5	Securities Purchase Agreement by and between DDI Industry International Inc. Limited and MagneGas Corporation dated June 22, 2010 (9)	Incorporated by reference

10.6	Securities Purchase Agreement by and between MagneGas Corporation and MagneGas Arc Applied Solutions Europe dated June 25, 2010 (10)	Incorporated by reference

10.7	Securities Purchase Agreement by and between MagneGas Corporation and DDI Industry International (Beijing) Co., Ltd., for the principal amount of $500,000, dated June 1, 2011 (11)	Incorporated by reference

10.8	Securities Purchase Agreement by and between MagneGas Corporation and DDI Industry International (Beijing) Co., Ltd., for the principal amount of $561,248, dated June 1, 2011 (11)	Incorporated by reference

10.9	Form of Common Stock and Warrant Purchase Agreement, dated October 28, 2011 (3)	Incorporated by reference

10.10	Form of Common Stock and Warrant Purchase Agreement, dated March 28, 2012 (6)	Incorporated by reference

23.1	Consents of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Counsel	Included in Exhibit 5.1

24.1	Powers of Attorney	Included with signatures

101.INS	XBRL Instance Document (12)	Incorporated by reference

101.SCH	XBRL Taxonomy Schema (12)	Incorporated by reference

101.CAL	XBRL Taxonomy Calculation Linkbase (12)	Incorporated by reference

101.DEF	XBRL Taxonomy Definition Linkbase (12)	Incorporated by reference

101.LAB	XBRL Taxonomy Label Linkbase (12)	Incorporated by reference

101.PRE	XBRL Taxonomy Presentation Linkbase (12)	Incorporated by reference

(1)           Filed as an Exhibit on Current Report to Form 8-K with the SEC on April 5, 2007.
(2)           Filed as an Exhibit on Form 10SB with the SEC on April 3, 2006.
(3)           Filed as an Exhibit on Current Report to Form 8-K with the SEC on October 28, 2011.
(4)           Filed as an Exhibit on Current Report to Form 8-K with the SEC on November 8, 2011.
(5)           Filed as an Exhibit on Form S-1/A with the SEC on January 25, 2012.
(6)           Filed as an Exhibit on Current Report to Form 8-K with the SEC on April 3, 2012.
(7)           Filed as an Exhibit on Form 10-Q with the SEC on August 14, 2008.
(8)           Filed as an Exhibit on Form S-1 with the SEC on May 18, 2012.
(9)           Filed as an Exhibit on Current Report to Form 8-K with the SEC on June 25, 2010.
(10)         Filed as an Exhibit on Current Report to Form 8-K with the SEC on June 30, 2010.
(11)         Filed as an Exhibit on Current Report to Form 8-K with the SEC on June 3, 2011.
(12)         Furnished as an Exhibit on Form S-1 with the SEC on May 18, 2012.